UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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AmSouth Bancorporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 10, 2004

To our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of AmSouth Bancorporation scheduled for 10:00 A.M. Eastern Daylight Saving Time on Thursday, April 15, 2004 at the Wyndham Harbour Island Hotel, 725 S. Harbour Island Boulevard, Tampa, Florida 33602. The matters scheduled for consideration at the meeting are described in the attached Notice of Meeting of Shareholders and Proxy Statement.

Your vote is important to us, no matter how many shares you own. Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Check your proxy card forwarded by AmSouth or your broker or other holder of record to see the voting options available to you. If you do attend the Annual Meeting and desire to vote in person, you may do so even though you have previously voted your proxy.

Also enclosed is AmSouth’s 2003 Annual Report to Shareholders which contains additional information about AmSouth, including our letter to shareholders and a detailed discussion of our financial performance during the past year. We believe that this information will be useful and informative regarding the current status of your company.

Sincerely,

C. Dowd Ritter

Chairman, President and Chief

Executive Officer

Post Office Box 11007

Birmingham, Alabama 35288

NOTICE OF MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 15, 2004

TO THE HOLDERS OF SHARES OF COMMON STOCK:

NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the regular Annual Meeting of Shareholders of AMSOUTH BANCORPORATION will be held at the Wyndham Harbour Island Hotel, 725 S. Harbour Island Boulevard, Tampa, Florida 33602 on Thursday, April 15, 2004 at 10:00 A.M. Eastern Daylight Saving Time, for the purpose of considering and voting upon the following matters:

1.	An AmSouth proposal to elect two directors of Class I to serve for a term of three years until the Annual Meeting of Shareholders in 2007 or until their successors are elected and qualify.

2.	An AmSouth proposal to ratify the appointment of Ernst & Young, LLP as independent auditors of the Company to serve for the 2004 fiscal year.

3.	An AmSouth proposal to approve the Employee Stock Purchase Plan.

4.	An AmSouth proposal to amend the 1996 Long Term Incentive Compensation Plan.

5.	An AmSouth proposal to approve the Stock Option Plan for Outside Directors.

6.	Consideration of a shareholder proposal as set forth in the Proxy Statement, if presented to the meeting; and

7.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the meeting.

All holders of record of shares of AmSouth common stock (NYSE: ASO) at the close of business on February 17, 2004 are entitled to receive notice of the meeting and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

March 10, 2004	Stephen A. Yoder
Secretary

YOUR VOTE IS IMPORTANT

You	can vote one of three ways:

(a)	Via the Internet: Visit the web site listed on your proxy card to vote via the Internet.

(b)	By Telephone: Call the toll-free number listed on your proxy card to vote by phone.

(c)	By Mail: Mark, sign, date and mail your proxy card in the enclosed postage-paid envelope.

PROXY STATEMENT

DATED MARCH 10, 2004

AmSouth Bancorporation

P.O. Box 11007, Birmingham, Alabama 35288

For Annual Meeting of Shareholders

To be Held on April 15, 2004

GENERAL

We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of AmSouth Bancorporation (AmSouth or the Corporation or the Company) for the 2004 Annual Meeting of Shareholders to be held on April 15, 2004 and any adjournment or adjournments thereof.

We are mailing this Proxy Statement, together with a form of proxy and voting instruction card (proxy card) and the Company’s annual report for the year ended December 31, 2003, or otherwise making them available through electronic delivery, starting on or about March 15, 2004, to shareholders entitled to vote at the meeting.

Shareholders Entitled to Vote at the Meeting

If you are a registered shareholder at the close of business on the record date, February 17, 2004, you are entitled to receive this notice and to vote at the meeting. There were 352,913,863 shares of common stock outstanding on the record date. You will have one vote on each matter properly brought before the meeting for each share of AmSouth common stock you own.

Electronic Access to Proxy Materials and Annual Report

Shareholders can elect to view future AmSouth Bancorporation proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save AmSouth the cost of producing and mailing these documents. If you already have internet access, there will be no additional charge for you to have electronic access via the internet to our proxy materials and annual report.

If you are a registered shareholder, you can choose to receive future annual reports and proxy statements electronically by following the prompt if you choose to vote over the Internet. Registered shareholders, as well as most beneficial shareholders, can enroll to receive electronic delivery of materials by following the instructions on the Investor Relations Resource Center at our web site, www.amsouth.com, or by accessing www.icsdelivery.com/aso.

Shareholders who choose to view future proxy statements and annual reports over the Internet will receive an e-mail with instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings.

If you enroll to view AmSouth’s future annual reports and proxy statements electronically and vote your proxy over the Internet, your enrollment will remain in effect for all future shareholders’ meetings unless you cancel it. To cancel, registered shareholders should access www.icsdelivery.com/aso and follow the instructions to cancel your enrollment. If you hold your AmSouth stock in nominee name, check the information provided by your nominee for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to Investor Relations, AmSouth Bancorporation, P.O. Box 11007, Birmingham, Alabama 35288 or call us at 205-581-7890.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission (“SEC”) has issued rules regarding the delivery of proxy statements and information statements to households. These rules spell out the conditions under which annual reports, information statements, proxy statements, prospectuses and other disclosure documents of a particular company that would otherwise be mailed in separate envelopes to more than one person at a shared address may be mailed as one copy in one envelope addressed to all holders at that address. In accordance with that rule, AmSouth began householding all annual reports and proxy and information statements effective June 1, 2001.

If you are a new registered shareholder since the record date for our 2003 Annual Meeting and you choose not to have your annual reports and proxy and information statements sent to a single household address as described above, you must opt out by marking the designated box on the enclosed proxy card. If you are a registered shareholder and if you choose to opt out of the householding program at a future date, please write to Investor Relations, AmSouth Bancorporation, P.O. Box 11007, Birmingham, Alabama 35288 or call us at 205-581-7890 or 1-800-542-1061, and we will cease householding your annual reports and proxy and information statements within 30 days. If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to be householded until we notify you otherwise. However, if at any time you would like a separate copy of the annual report or proxy statement, please write or call us at the address or phone number shown above, and we will deliver it promptly.

If you own your AmSouth stock in nominee name (such as through a broker), information regarding householding of disclosure documents should be forwarded to you by your broker.

How to Vote Your Shares

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to vote in advance. If you own your shares in record name, you may cast your vote one of three ways:

•	Vote by Internet: You can choose to vote your shares over the Internet site listed on the proxy card. This site will give you the opportunity to make your selections and confirm that your instructions have been followed. To take advantage of the convenience of voting on the Internet, you must subscribe to one of the various commercial services that offers access to the World Wide Web. If you vote via the Internet, you do not need to return the proxy card.

•	Vote By Telephone: You can also vote by phone at any time by calling the toll-free number (for residents of the U.S.) listed on the proxy card. To vote by phone follow the simple recorded instructions. If you vote by phone, you do not need to return the proxy card.

•	Vote by Mail: If you choose to vote by mail, simply mark the proxy card, and then date, sign and return it in the postage-paid envelope provided.

Shareholders who hold their shares beneficially in street name through a nominee (such as a broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is voted at the meeting by:

•	Properly executing and delivering a later-dated proxy (including a telephone or Internet vote);

•	Voting by ballot at the meeting; or

•	Sending a written notice of revocation to the inspectors of election in care of the Corporate Secretary of AmSouth at the address shown on the cover of this proxy statement.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the Annual Meeting. Proxies may be solicited on our behalf through the mail, in person, by telephone, electronic transmission, or facsimile transmission. We have hired Morrow & Co., Inc. to assist with the solicitation of proxies for a fee of $11,000 plus the reimbursement of any out-of-pocket expenses incurred. It is possible that Morrow & Co. may be paid additional fees depending upon the services rendered.

In accordance with the SEC and the New York Stock Exchange (“NYSE”) rules, AmSouth will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of AmSouth common stock.

Other Matters

The Board of Directors does not know of any matters that may be brought before the Annual Meeting other than as listed in the Notice of Meeting. If any other matters are properly introduced at the Annual Meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed Proxy will vote on such matters in accordance with their discretion.

The Board’s Recommendations

If you send a properly executed proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors:

•	FOR the election of the two nominees as directors (see Item 1),

•	FOR the ratification of Ernst & Young as independent auditors (see Item 2),

•	FOR the approval of the Employee Stock Purchase Plan (see Item 3),

•	FOR the amendment of the 1996 Long Term Incentive Compensation Plan (see Item 4),

•	FOR the approval of the Stock Option Plan for Outside Directors (see Item 5), and

•	AGAINST the shareholder proposal, if presented (see Item 6).

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Shares of common stock, $1.00 par value per share, are the only authorized securities of AmSouth entitled to vote, and each outstanding share is entitled to one vote. Only holders of record of common stock at the close of business on February 17, 2004 will be entitled to vote at the Annual Meeting. AmSouth is currently authorized to issue up to seven hundred and fifty million (750,000,000) shares of such common stock. As of February 17, 2004, there were 352,913,863 shares of common stock of AmSouth issued, outstanding and entitled to vote.

Shareholders who are participants in AmSouth’s Direct Stock Purchase and Dividend Reinvestment Plan (the “DRP”) and/or are AmSouth employees who participate in the AmSouth Stock Fund of the AmSouth Thrift Plan will find that the enclosed Proxy Card shows the total of the number of any shares held by them in their own names (but not in street name through a broker) as well as those shares, including fractions of shares, held on their behalf by the agent for the DRP and/or the trustee for the Thrift Plan.

Voting in one of the ways previously described will allow voting of all shares, including those held by the DRP agent and the trustee for the Thrift Plan. Except with respect to the election of directors, the trustee for the Thrift Plan may, in its discretion, under the terms of the Thrift Plan, vote shares for which no directions have been received.

STOCK OWNERSHIP

At December 31, 2003 no person was known to the management of AmSouth to be the beneficial owner of more than five percent of AmSouth’s outstanding common stock. The following table reflects the number of shares of AmSouth common stock (rounded to the nearest whole number) beneficially owned by (i) each director and nominee for director of AmSouth, (ii) the five most highly compensated executive officers who are not also directors (listed in the table under the heading Certain Executive Officers) and (iii) the directors, nominees and executive officers of AmSouth as a group.

All of the directors of AmSouth have elected to defer receipt of some or all of the retainer and meeting fees they are paid for service on the Board of Directors and to receive shares of AmSouth stock instead of cash when the deferred amounts are paid. Therefore, the ultimate value of the amounts deferred will be tied to the performance of AmSouth stock. As of February 17, 2004, the directors as a group held 84,019 shares of such deferred stock. Executive officers of AmSouth may make a similar election to defer receipt of bonuses and to receive shares of AmSouth stock when the deferred amounts are paid. Such stock, whether attributable to deferrals by directors or by executive officers, is hereinafter referred to as Deferred Stock.

	AmSouth Shares Beneficially Owned(1) As of February 17, 2004
Person, Group or Entity	Sole Power(2)		Shared Power(3)	Aggregate	Percent of Total Outstanding
DIRECTORS AND NOMINEES
Earnest W. Deavenport, Jr.	60,367			60,367	*
Rodney C. Gilbert	46,323			46,323	*
Martha R. Ingram	88,730			88,730	*
Victoria B. Jackson	30,086		830	30,916	*
Ronald L. Kuehn, Jr.	54,580		240	54,820	*
James R. Malone	33,506		6,750	40,256	*
Charles D. McCrary	12,672			12,672	*
Claude B. Nielsen	45,215		3,491	48,706	*
C. Dowd Ritter	2,723,485	(4)	19,333	2,742,818	*
Cleophus Thomas, Jr.	10,083		1,422	11,505	*

CERTAIN EXECUTIVE OFFICERS
Candice W. Bagby	475,498	(5)	3,300	478,798	*
Sloan D. Gibson	816,531	(6)	72,325	888,856	*
W. Charles Mayer, III	618,553	(7)	14,130	632,683	*
Beth E. Mooney	384,539	(8)		384,539	*
E. W. Stephenson, Jr.	563,114	(9)	64,000	627,114	*
Directors, Nominees and Executive Officers as a group (consisting of 21 persons)	7,577,037	(10)	157,610	7,734,647	2.2%

*  Less than one percent

Notes

(1)	The number of shares reflected are shares which under applicable regulations of the SEC are deemed to be beneficially owned. Shares deemed to be beneficially owned under such regulations include shares as to which, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is divided, where applicable, into two categories: shares as to which voting/investment power is held solely, and shares as to which voting/investment power is shared.

(2)	Unless otherwise indicated in the following notes, if a beneficial owner is shown as having sole power, the owner has sole voting and sole investment power, and if a beneficial owner is shown as having shared power, the owner has shared voting power and shared investment power. If ownership of restricted stock is shown, the individual has sole voting power, but no power of disposition. The amounts in this column include (a) shares of Deferred Stock held by the following directors in the amounts (rounded) shown: Deavenport—10,722; Gilbert—25,275; Ingram—4,695; Jackson—1,636; Kuehn—16,886; Malone—7,956; McCrary—5,272; Nielsen—9,648; and Thomas—1,929; and (b) stock options for 20,173 shares for each of directors Jackson, Kuehn, Malone, and Nielsen, stock options for 18,486 shares for directors Deavenport and Ingram; stock options for 10,950 shares for director Gilbert and stock options for 7,200 shares for director McCrary. These are options that can be exercised within 60 days. Option information for director Ritter is in footnote (4). For directors and executive officers, shares of Deferred Stock are held under deferred compensation plans and have no voting rights. Some individuals are beneficial owners of shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan. The individual has sole voting power, but no direct power of disposition over the shares held in the Stock Fund, but can elect to move monies in and out of the Fund and/or change the amount of contributions, thereby affecting the individual’s balance in the Fund.

(3)	This column may include shares held in the name of, among others, a spouse, minor children or certain other relatives sharing the same home as the director, nominee or executive officer, as to all of which beneficial ownership is disclaimed by the respective director, nominee and executive officer.

(4)	Includes 1,891,287 shares which could be acquired within 60 days pursuant to stock options, 353,334 shares of restricted stock and 93,988 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.

(5)	Includes 322,916 shares which could be acquired within 60 days pursuant to stock options, 50,000 shares of restricted stock and 2,287 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.

(6)	Includes 598,033 shares which could be acquired within 60 days pursuant to stock options, 110,000 shares of restricted stock, 11,592 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan and 96,906 shares of Deferred Stock.

(7)	Includes 412,860 shares which could be acquired within 60 days pursuant to stock options, 75,000 shares of restricted stock and 11,223 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.

(8)	Includes 284,050 shares which could be acquired within 60 days pursuant to stock options, 75,000 shares of restricted stock, 857 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan and 11,675 shares of Deferred Stock.

(9)	Includes 392,784 shares that could be acquired within 60 days pursuant to stock options, 75,000 shares of restricted stock, 4,995 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan and 7,036 shares of Deferred Stock.

(10)	160,200 of these shares are held by the AmSouth Stock Fund of the AmSouth Thrift Plan, 977,150 of these shares are restricted stock, 5,264,969 of these shares could be acquired within 60 days pursuant to stock options and 209,064 are shares of Deferred Stock.

As of February 17, 2004, AmSouth held 64,935,842 shares of its common stock as Treasury shares.

ITEM 1—ELECTION OF DIRECTORS

General

Under AmSouth’s Restated Certificate of Incorporation, the Board of Directors is divided into three classes, with the term of office of each class expiring in successive years. AmSouth’s Bylaws provide that the number of directors will be fixed from time to time by the vote of two-thirds of the directors then in office who have been elected by the shareholders. The current number of directors is 10. The terms of Class I Directors expire at this Annual Meeting. The terms of Class II and Class III Directors will expire in 2005 and 2006, respectively. Effective at the Annual Meeting on April 15, 2004, Directors Gilbert and Jackson will retire in accordance with the retirement policies of the Board of Directors.

The Board of Directors is recommending the election to Class I of directors Claude B. Nielsen and Cleophus Thomas, Jr. Each of the Class I Directors elected at this Annual Meeting will serve three-year terms expiring at the 2007 Annual Meeting of Shareholders or until his respective successor is elected and qualified, except as provided in the Bylaws.

Proxies solicited by the Board of Directors will be voted for the election of the nominees named above, unless you withhold your vote. Management has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected. However, if any one of them should become unavailable, the Board of Directors may reduce the size of the board or designate a substitute. If the board designates a substitute nominee, shares represented by proxies will be voted for the substitute nominee.

The names of the nominees, the retiring directors and the directors who will continue to serve unexpired terms and certain information relating to them, including the business experience of each during the past five years, follow. The directorships shown are with corporations subject to the registration or reporting requirements of the Securities Exchange Act of 1934 or registered under the Investment Company Act of 1940. Each of the directors of AmSouth is also a director of AmSouth Bank, a wholly-owned subsidiary of AmSouth.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOLLOWING TWO NOMINEES FOR ELECTION AS A DIRECTOR:

NOMINEES FOR TERMS EXPIRING IN 2007 (CLASS I)

Claude B. Nielsen Director since 1993

Mr. Nielsen, 53, has been the President and Chief Executive Officer of Coca-Cola Bottling Company United, Inc., a soft drink bottler, since 1991, and its Chairman since May 2003. Mr. Nielsen also serves on the board of Colonial Properties Trust.

Cleophus Thomas, Jr. Director since 2002

Since January 2002, Mr. Thomas, 47, has been the Chairman and Chief Executive Officer of A.G. Gaston Company, the holding company of Booker T. Washington Insurance Company and subsidiaries. Between 1992 and 2002, he held various positions, including Vice President, Senior Vice President and Senior Executive Vice President, of Booker T. Washington Insurance Company. He was Of Counsel at the law firm Adams and Reese LLP from January 1998 until November 2003. Mr. Thomas serves on the board of Protective Investment Company.

DIRECTORS WHOSE TERMS EXPIRE IN 2005 (CLASS II)

Earnest W. Deavenport, Jr. Director since 1999

Mr. Deavenport, 65, was Chairman of the Board and Chief Executive Officer from 1994 through 2001 of Eastman Chemical Company, a manufacturer of plastic, chemical and fiber products. He also serves on the boards of Theragenics Corporation, King Pharmaceuticals, Inc. and Acuity Brands, Inc.

James R. Malone Director since 1994

During 2003, Mr. Malone, 61, founded and became a Managing Partner of Qorval LLC, a financial and business restructuring and consulting firm. He was Chairman of the Board 1996—2004 and Chief Executive Officer 1997 – 2004 of HMI Industries, Inc., a producer of cleaners for residential and commercial use and other industrial manufactured products. From 2000 to 2003 Mr. Malone was a Managing Director of Bridge Associates LLC, which engaged in activities similar to those of Qorval. Mr. Malone serves on the board of Ametek, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2006 (CLASS III)

Martha R. Ingram Director since 1999

Ms. Ingram, 68, is the Chairman of the Board of Ingram Industries Inc., a
privately held company with diversified businesses in marine transportation, book distributing and insurance, a position she has held since 1995. She also serves on the board of directors of Ingram Micro, Inc.

Ronald L. Kuehn, Jr. Director since 1986

Mr. Kuehn, 68, has been Chairman of the Board of El Paso Corporation, a diversified energy company, since March 2003. From March 2003 to September 2003, Mr. Kuehn served as El Paso’s Chief Executive Officer, and from September 2002 to March 2003, Mr. Kuehn was the Lead Director of El Paso. From January 2001 to March 2003, he was a business consultant. Mr. Kuehn served as President and Chief Executive Officer of Sonat Inc., a diversified energy company, from 1984 until his retirement in October 1999. He was Chairman of the board of directors of Sonat from 1986 until his retirement. He is a member of the board of directors of The Dun & Bradstreet Corporation, El Paso Corporation and Praxair, Inc.

Charles D. McCrary Director since 2001

Mr. McCrary, 52, has been President and Chief Executive Officer of Alabama Power Company, a public utility, since October 2001. From April 2001 to October 2001, he served as President and Chief Operating Officer of Alabama Power. Mr. McCrary served as President of Southern Company Generation and Energy Marketing (and certain predecessor companies) (affiliate of public utility) from June 1998 to April 2001. He is a member of the board of directors of Alabama Power Company.

C. Dowd Ritter Director since 1993

Mr. Ritter, 56, has served as President and Chief Executive Officer of AmSouth and AmSouth Bank and Chairman of the Board of AmSouth Bank since 1996. He is also the Chairman of the Board of AmSouth, a position he held September 1996 to October 1999 and January 2001 to date. Mr. Ritter serves on the board of directors of Alabama Power Company.

DIRECTORS RETIRING AT THE 2004 ANNUAL MEETING

Rodney C. Gilbert Director since 1994 Mr. Gilbert, 64, has been President and Chief Executive Officer of RCG Consulting, LLC (general business consultant) since January 1999.

Victoria B. Jackson Director since 1997

Since June 2000, Ms. Jackson, 49, has been President and Chief Executive Officer of Victoria Bellé, Inc., a company engaged in the design, manufacturing and marketing of specialty retail products. She served as President and Chief Executive Officer of DSS/ProDiesel, Inc. (a provider of diesel engine components) from 1977 to January 1999 and then as consultant from February 1999 to February 2000 to DSS/ProDiesel, Inc. Ms. Jackson serves on the board of directors of ArvinMeritor, Inc.

The Board of Directors

The full Board of Directors met six times during 2003. To assist it in carrying out its work, the Board of Directors has the following standing committees: Audit; Corporate Governance; Human Resources; and an Executive Committee.

Audit Committee

The Audit Committee currently consists of Directors Charles B. McCrary (Chairman), Earnest W. Deavenport, Jr., Rodney C. Gilbert, Ronald L. Kuehn, Jr., Claude B. Nielsen and Cleophus Thomas, Jr. This committee is charged by the Board of Directors with several major functions, including to oversee the audit and examination of the financial condition of AmSouth and to consider and review AmSouth’s policies addressing various internal control matters. In performing these functions, the committee met six times during 2003.

Human Resources Committee

This committee is composed of Directors Claude B. Nielsen (Chairman), Martha R. Ingram, Victoria B. Jackson and James R. Malone and met four times during 2003. The committee is charged with the oversight of AmSouth’s compensation plans and determining the compensation of senior management.

Corporate Governance Committee

The Corporate Governance Committee is charged with setting the corporate governance policies of AmSouth. The members of this committee are Directors Earnest W. Deavenport, Jr. (Chairman), Victoria B. Jackson, Ronald L. Kuehn, Jr., Charles D. McCrary and Cleophus Thomas, Jr. The committee is also charged with reviewing potential nominees and recommending new directors, and reviewing the structure of the Board and its operation and recommending changes where appropriate. Procedures whereby individual shareholders can submit recommendations of persons to be considered for nomination as a director of AmSouth and AmSouth’s process for nominating directors are described below in the “Miscellaneous Information—Director Nomination Process” section of this Proxy Statement. The committee met three times during 2003.

Executive Committee

This committee has the power to exercise all of the authority of the Board of Directors, to the extent allowed by law, and is specifically given the authority, among other things, to declare dividends. The current members of the committee are Directors C. Dowd Ritter (Chairman), Earnest W. Deavenport, Jr., Charles D. McCrary, James R. Malone and Claude B. Nielsen. The committee did not meet during 2003.

Audit Committee Report

The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent, as required by applicable SEC rules and the listing standards of the NYSE. The Audit Committee operates pursuant to a charter that was last amended and restated by the Board on January 15, 2004, a copy of which is attached as Appendix A. The Audit Committee has also adopted procedures for handling complaints regarding accounting or auditing matters, including procedures for the confidential, anonymous submission by employees of related concerns.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements, including a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements, with management and Ernst & Young LLP, AmSouth’s independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence. See the discussion under “Independent Public Accountants” on page 41.

Based upon the review, discussions and reports described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in AmSouth’s Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the SEC.

Submitted by the Audit Committee:

Charles B. McCrary, Chairman

Earnest W. Deavenport, Jr.

Rodney C. Gilbert

Ronald L. Kuehn, Jr.

Claude B. Nielsen

Cleophus Thomas, Jr.

Audit Committee Financial Experts

The Board of Directors believes that the following members of the Audit Committee qualify as Audit Committee Financial Experts under applicable SEC regulations: Messrs. Deavenport, Kuehn, McCrary and Nielsen. As noted above, the Board of Directors has determined that all of these individuals are independent under applicable SEC and NYSE rules.

Code of Ethics for Senior Financial Officers

AmSouth has adopted a Code of Ethics for Senior Financial Officers. It may be found on AmSouth’s website (www.amsouth.com) in the Corporate Governance section of the Investor Relations Resource Center.

Director Attendance

During 2003, all incumbent directors of AmSouth attended at least 75 percent of the total number of meetings of the Board of Directors and meetings of the committees of which they were members.

Section 16(a) Beneficial Ownership Reporting Compliance

AmSouth is not aware of any instance during 2003 in which directors or executive officers of AmSouth failed to make timely filings required by Section 16(a) of the Securities Exchange Act of 1934. AmSouth has relied on written representations of its directors and executive officers and copies of the reports that have been filed in making required disclosures concerning beneficial ownership reporting.

Director Independence

It is the judgment of the Board of Directors that all members of the Board of Directors (other than the CEO, Mr. Ritter) are independent under the rules of the NYSE and the categorical standards adopted by the Board. These standards are Appendix B to this Proxy Statement.

Certain Relationships, Related Transactions and Legal Proceedings

Certain directors and executive officers of AmSouth and AmSouth Bank, and certain associates and members of the immediate families of these individuals, were customers of, and had loan transactions with, AmSouth Bank in the ordinary course of business during 2003. In addition, certain of the foregoing are or have been executive officers or 10 percent or more shareholders in corporations, or members of partnerships, which are customers of AmSouth Bank and which have had loan transactions with AmSouth Bank in the ordinary course of business. In the opinion of the management of AmSouth, all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and corporations and did not involve more than the normal risk of collectibility or present other unfavorable features. Transactions of a similar nature will, in all probability, occur in the future in the ordinary course of business.

During part of 2003, director Cleophus Thomas, Jr. was of counsel to the law firm of Adams and Reese LLP, which performed services for AmSouth. The amount paid to that firm for services to AmSouth in 2003 was less than $20,000. Mr. Thomas resigned from the firm effective November 2003.

Director James R. Malone is and has been a principal of financial and business restructuring and consulting firms. Through his association with these firms, Mr. Malone has occasionally served as an executive officer of companies that retain the firm to assist in their financial restructuring, and as part of the restructuring strategy some of these companies file for bankruptcy. AmSouth does not believe that Mr. Malone’s service as an executive officer with such companies, which arises solely because of his affiliation with the consulting firms, is material to an evaluation of the ability or integrity of Mr. Malone to serve as a Director of AmSouth. Mr. Malone also served as Chairman of the Board and Chief Executive Officer of Bliss Manufacturing Company (renamed Bliss Technologies Inc. after its sale in 1998), a former subsidiary of HMI Industries, Inc., from 1997 until March 1998. He served as Chairman of the Board of Bliss Technologies Inc. from March 1998 until February 1999. In January 2000, Bliss Technologies, Inc. filed a petition in the United States Bankruptcy Court in Detroit, Michigan under Chapter 11 of the Bankruptcy Act.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides summary information concerning compensation paid by AmSouth and its subsidiaries to its Chief Executive Officer and each of the five other most highly compensated executive officers of AmSouth at December 31, 2003 (hereinafter referred to as the named executive officers), for the fiscal years ended December 31, 2003, 2002 and 2001. Information is being presented on a total of six officers because two officers had the same total salary and bonus for 2003.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)(3)	Securities underlying Options (#)	LTIP Payouts($)	All Other Compensation($)
C. Dowd Ritter	2003	$995,000	$1,865,000	$210,713	$0	602,000	$0	$209,851	(4)
Chairman, President &	2002	$983,000	$2,713,100	$221,469	$0	645,000	$0	$216,295
Chief Executive Officer,	2001	$945,000	$1,814,400	$163,191	$5,446,400	625,000	$0	$210,169
AmSouth & AmSouth Bank

Sloan D. Gibson (1)	2003	$470,000	$432,400	$47,223	$0	175,000	$0	$28,200	(4)
Vice Chairman, Chief Financial	2002	$455,000	$632,450	$51,705	$0	187,500	$0	$27,300
Officer & Finance and Credit	2001	$440,000	$497,200	$178,154	$1,872,200	190,000	$0	$174,050
Group Head

E. W. Stephenson, Jr. (1)	2003	$425,000	$463,250	$55,168	$0	121,800	$0	$30,310	(4)
Senior Executive Vice	2002	$412,000	$564,400	$68,580	$0	130,500	$0	$29,530
President & Florida and	2001	$400,000	$376,000	$63,485	$1,276,500	135,000	$0	$28,810
Mississippi Banking Group Head

Candice W. Bagby	2003	$375,000	$435,000	$41,396	$0	121,800	$0	$22,500	(4)
Senior Executive Vice	2002	$340,000	$274,050	$43,203	$0	108,000	$0	$20,400
President and Consumer Banking	2001	$315,000	$165,300	$37,496	$851,000	85,000	$0	$18,900
Group Head

W. Charles Mayer, III	2003	$385,000	$404,250	$53,211	$0	121,800	$0	$28,300	(4)
Senior Executive Vice	2002	$370,000	$481,000	$52,967	$0	130,500	$0	$27,400
President & Alabama and	2001	$355,000	$323,050	$47,849	$1,276,500	135,000	$0	$26,500
South Louisiana Banking Group Head

Beth E. Mooney(1)	2003	$385,000	$404,250	$34,372	$0	121,800	$0	$23,100	(4)
Senior Executive Vice	2002	$365,000	$459,900	$35,196	$0	130,500	$0	$21,901
President & Tennessee and	2001	$345,000	$369,150	$31,604	$1,276,500	135,000	$0	$20,700
North Louisiana Banking Group Head

(1)	Titles shown are as of December 31, 2003. On February 4, 2004, Mr. Gibson announced that he intended to resign his position, after a transition period, in order to pursue his interest in volunteer service. Ms. Mooney is now Chief Financial Officer and Finance and Credit Group Head and Mr. Stephenson has become the Tennessee and North Louisiana Banking Group Head as well as retaining responsibility for AmSouth’s Mississippi operations.

(2)	These amounts include various perquisites. Those perquisites that for any individual exceed 25% of that individual’s total perquisites are: In the case of Mr. Ritter, a supplemental disability insurance premium payment of $52,704. In the case of Mr. Gibson, Ms. Bagby, Mr. Mayer and Ms. Mooney, auto allowances of $12,000 each. In the case of Mr. Gibson, Mr. Stephenson and Mr. Mayer, club dues payments of $10,680, $24,004 and $17,004 respectively.

(3)	The named executive officers were granted shares of restricted stock in 2001 that do not vest until retirement. Full legal ownership of these shares does not vest until retirement, and they will be forfeited if an executive’s employment is terminated prior to retirement by him or her voluntarily or involuntarily by AmSouth, except in the case of a change in control, death or disability. The amounts shown in the table above reflect the market value at date of grant, as required by SEC rules. Dividends are paid on all restricted shares.

The following table provides information about restricted shares unreleased as of December 31, 2003.

Name	Aggregate # of Restricted Shares Held	Value Based on Year End Stock Price of $24.50
Ritter	353,334	$8,656,683
Gibson	110,000	$2,695,000
Stephenson	75,000	$1,837,500
Bagby	50,000	$1,225,000
Mayer	75,000	$1,837,500
Mooney	75,000	$1,837,500

None of the restricted stock awards listed in the Summary Compensation Table or in the Footnote Table above had an original vesting schedule of less than three years, although vesting is accelerated upon the conditions previously noted.

(4)	These amounts reflect Company Matching contributions to the AmSouth Thrift Plan and Supplemental Thrift Plan and payouts related to the former Profit Sharing Plan as shown below.

Name	Company Match Thrift	Prior Profit Sharing Plan
Ritter	$59,700	$7,670
Gibson	$28,200	$0
Stephenson	$25,500	$4,810
Bagby	$22,500	$0
Mayer	$23,100	$5,200
Mooney	$23,100	$0

In the case of Mr. Ritter, the amount shown in the Summary Compensation Table also includes the Company’s share of the annual premium paid in the amount of $142,481 for the split dollar life insurance under which he is covered.

Stock Options

The following table contains information regarding the grant of stock options to the named executive officers during 2003. The table sets forth the number of stock options granted at fair market value during 2003. As required by applicable SEC regulations, the table further sets forth the potential realizable value of such stock options in the year 2013 (the expiration date of the stock options) at arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the stock options. As the table indicates, the annualized stock price appreciation of 5% and 10% would result in stock prices in the year 2013 of approximately $33.38 and $53.15, respectively. The amounts shown in the table as potential realizable values for all shareholders’ stock (approximately $3.1 billion and $10.1 billion), represent the corresponding increases in the market value of shares of the common stock outstanding as of December 31, 2003. No gain to the named executives is possible without an increase in stock price, which would benefit all shareholders proportionately. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurances that the potential realizable values shown in this table will be achieved.

The amount of value delivered to Plan participants in the form of stock options has been decreased beginning with the 2002 grants, and new Performance Units have been granted. These Units are performance-based and carry greater risk than stock options. Therefore, a significant portion of the long-term compensation of senior management is now in the form of performance-related grants that have greater risk for executives than traditional grants because they depend on meeting specific performance goals and not just on a general improvement in the stock market. Dilution is managed by AmSouth’s practice of issuing repurchased shares to meet its stock-based benefit plan requirements, rather than using newly issued shares.

OPTION GRANTS IN LAST FISCAL YEAR*

Individual Grants					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date	If stock price at $33.38 in 2013 5% ($)	If stock price at $53.15 in 2013 10% ($)
All Shareholders’ Stock Appreciation	NA	NA	NA	NA	$3,124,793,883	$10,081,682,966
C. Dowd Ritter	602,000	6.5%	$20.49	February 10, 2013	$7,759,780	$19,661,320
Sloan D. Gibson	175,000	1.9%	$20.49	February 10, 2013	$2,255,750	$5,715,500
E. W. Stephenson, Jr.	121,800	1.3%	$20.49	February 10, 2013	$1,570,002	$3,977,988
Candice W. Bagby	121,800	1.3%	$20.49	February 10, 2013	$1,570,002	$3,977,988
W. Charles Mayer, III	121,800	1.3%	$20.49	February 10, 2013	$1,570,002	$3,977,988
Beth E. Mooney	121,800	1.3%	$20.49	February 10, 2013	$1,570,002	$3,977,988

*	These stock options were granted in February 2003, vest in equal installments over a three year period and remain exercisable until the tenth anniversary of the grant date. However, vesting accelerates upon death, disability, retirement or a change in control of AmSouth. The exercise price is equal to the closing price of AmSouth common stock on the NYSE on the date of grant.

Option Exercises and Holdings

The following table provides information concerning the exercise of stock options during 2003 by the named executive officers and the unexercised stock options held by them at December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST

FISCAL YEAR AND FY-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End(#)	Value of Unexercised In-the-Money Options at FY-End($)
Name	Shares Acquired on Exercise (#)	Value Realized* ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable*
C. Dowd Ritter	698,433	$2,863,998	1,516,788/1,165,335	$10,344,593/$4,237,224
Sloan D. Gibson	239,927	$1,380,026	477,199/ 300,001	$2,398,638/$1,231,754
E. W. Stephenson, Jr.	130,610	$681,928	308,683/ 208,801	$1,448,913/$ 857,302
Candice W. Bagby	78,338	$323,557	246,315/ 193,801	$1,361,874/$ 793,702
W. Charles Mayer, III	138,659	$781,155	328,759/ 208,801	$1,700,466/$ 857,302
Beth E. Mooney	78,550	$191,851	199,949/ 208,801	$1,332,320/$ 857,302

*	Market value of underlying securities at exercise or year-end, as applicable, minus the exercise price.

LONG TERM INCENTIVE PLANS—NON-STOCK AWARDS IN LAST FISCAL YEAR

Name	Number of Shares, Units, or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non- Stock Price-Based Plans
			Threshold ($)	Target ($)	Maximum ($)
C. Dowd Ritter	—	2003–2005	$576,000	$1,152,000	$2,880,000
Sloan D. Gibson	—	2003–2005	$161,500	$323,000	$807,500
E. W. Stephenson, Jr.	—	2003–2005	$112,500	$225,000	$562,500
Candice W. Bagby	—	2003–2005	$112,500	$225,000	$562,500
W. Charles Mayer, III	—	2003–2005	$112,500	$225,000	$562,500
Beth E. Mooney	—	2003–2005	$112,500	$225,000	$562,500

These grants of performance units were made pursuant to amendments to the 1996 Long Term Incentive Compensation Plan approved by the shareholders in 2002. The amount of the eventual payments will depend on the achievement of earnings per share and return on equity goals over a three year period including fiscal years 2003, 2004 and 2005. The amount of options granted to senior executive officers in 2003 was reduced to reflect the grant of these performance units.

EQUITY COMPENSATION PLAN INFORMATION

AS OF DECEMBER 31, 2003

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	20,577,952	$20.58	16,628,760
Equity compensation plans not approved by security holders (1)(2)	9,136,189	$17.16	1,132,491	(3)

Total	29,714,141	$19.65	17,761,251

(1)	This includes 8,195,065 options to purchase shares of AmSouth common stock granted under an incentive compensation plan assumed from First American Corporation in a merger with AmSouth. Shareholders of First American Corporation approved such plan, but pre-merger AmSouth shareholders did not approve this plan.

(2)	This does not include outstanding options to purchase 625,150 shares of AmSouth common stock granted to employees of predecessor organizations and assumed through various mergers and acquisitions. At December 31, 2003, these assumed options had a weighted average exercise price of $15.14 per share. The plans under which these options were granted are not available for future issuances of options to purchase shares of AmSouth common stock, and in the event that any such assumed option is not exercised, no further option to purchase shares of AmSouth common stock will be issued in place of such unexercised option.

(3)	This number of shares includes 470,118 shares reserved under the AmSouth Stock Option Plan for Outside Directors, 208,256 shares of common stock reserved under the AmSouth Employee Stock Purchase Plan and 454,087 shares reserved under the AmSouth Deferred Compensation Plans for future issuance.

Material features of equity compensation plans adopted or assumed without the approval of AmSouth shareholders are described below:

First American Corporation 1993 Non-Employee Director Stock Option Plan; Heritage Federal Bancshares 1994 Stock Option Plan for Non-Employee Directors

AmSouth assumed the First American Corporation 1993 Non-Employee Director Stock Option Plan, and the Heritage Federal Bancshares 1994 Stock Option Plan for Non-Employee Directors (the “FAC Director Plans”), in connection with AmSouth’s merger with First American Corporation in October 1999. Only directors of First American or Heritage Federal (a First American predecessor) who were not employees were eligible to receive awards under the FAC Director Plans. At the time the outstanding options under the FAC Director Plans were granted, the options were exercisable for common shares of First American Corporation or Heritage Federal Bancshares, as the case may be. All outstanding options were granted prior to AmSouth’s merger with First American, and awards are no longer granted under the FAC Director Plans. Under the FAC Director Plans, the exercise price of options may not be less than the fair market value of the stock into which the option is exercisable at the time of grant. Previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, business combinations, or other changes in capitalization as described in the FAC Director Plans.

First American Corporation Broad-Based Employee Stock Option Plan; Pioneer Bancshares, Inc. 1994 Long-Term Incentive Plan; Heritage Federal Bancshares, Inc. 1992 Stock Option Plan; Deposit Guaranty Corporation Long Term Incentive Plans

AmSouth assumed the plans described in the caption above (the “Predecessor Employee Plans”) in connection with AmSouth’s merger with First American Corporation in October 1999. Generally, only employees of the pertinent predecessor corporations were eligible to receive awards under the Predecessor Employee Plans, although under some plans non-employee directors could be granted non-qualified stock options. At the time the outstanding options under the Predecessor Employee Plans were granted, the options were exercisable for common shares of the pertinent predecessor corporation. Following AmSouth’s merger with First American, these options became exercisable for shares of AmSouth’s common stock. The number of shares these options are exercisable for and the exercise prices were adjusted in accordance with the terms of the merger between AmSouth and First American. All of these outstanding options were granted prior to AmSouth’s merger with First American, and awards are no longer granted under the Predecessor Employee Plans. Under the Predecessor Employee Plans, the exercise price of options generally may not be less than the fair market value of the underlying stock at the time of grant, although some plans permitted non-qualified options to be granted at exercise prices below market value. Options granted under the Predecessor Employee Plans were in some instances made subject to vesting over time. Previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the Predecessor Employee Plans. The Predecessor Employee Plans require that, in the event of a merger or other corporate reorganization affecting AmSouth, the holder of an option will be entitled to exercise such option, or, in some instances, to receive cash in the amount of the spread between the exercise price and fair market value.

AmSouth Bancorporation Amended and Restated Stock Option Plan for Outside Directors

AmSouth has adopted the Amended and Restated Stock Option Plan for Outside Directors, which provides for grants of non-qualified stock options. The number of shares to be issued upon exercise of outstanding options and remaining available for future issuance under the plan is subject to adjustment for stock dividends, splits, mergers, liquidations or recapitalizations, as described in the plan. All directors who are not employees of AmSouth are eligible to participate. The exercise price of stock options granted under the plan must equal the fair market value of AmSouth common stock on the date of grant, and shares issued upon exercise may only be issued for treasury shares. The expiration date of stock options under the plan may not be more than ten years after the date of grant. Grants of options are made in the discretion and on such terms as are determined by the Corporate Governance Committee. Forfeiture provisions and vesting schedules, as well as other terms of such options, are as may be set forth in the grant agreements respecting such options. Shareholders are being asked to approve this plan at the 2004 Annual Meeting.

AmSouth Bancorporation Employee Stock Purchase Plan

AmSouth has adopted the AmSouth Bancorporation Employee Stock Purchase Plan, which allows all employees who work more than 20 hours per week to purchase shares of common stock. AmSouth makes matching contributions of $.25 on the dollar up to the first $2,000, so that if an employee spends $2,000 to purchase AmSouth common stock under the plan he or she will actually have $2,500 available to purchase the stock. There are no other discounts on shares purchased through the plan. The maximum amount any employee may invest each calendar year is $10,000, and a minimum of 10 shares may be purchased at a time. The purchase price is the closing price of AmSouth common stock on the NYSE on the date of purchase. Shareholders are being asked to approve this plan at the 2004 Annual Meeting.

AmSouth Bancorporation Deferred Compensation Plan

AmSouth has adopted the AmSouth Bancorporation Deferred Compensation Plan, which was amended and restated as of January 1, 2000. Members of management and highly compensated employees are eligible to participate. Under the Deferred Compensation Plan, a participant may elect to defer a portion (from 25% to 100%) of his or her annual bonus into Deferred Stock. The deferral election must specify a payment date, which may not be sooner than the third anniversary of the first day of the plan year to which the deferral relates. The cash amount of the bonus being deferred is exchanged for an equivalent number of “deemed” shares of AmSouth common stock based on the fair market value of such stock. That number of shares of AmSouth common stock will be distributed to the participant on the selected payment date. The participant may elect to have such shares distributed in a lump sum or in installments, but must make such election in advance of the deferral. All amounts so deferred are fully vested and are not subject to forfeiture. In the event of stock splits, recapitalizations, reorganizations, or other similar transactions affecting AmSouth’s common stock, the Human Resources Committee can make such adjustments as it determines to be equitable.

Amended and Restated Deferred Compensation Plan for Directors of AmSouth Bancorporation

AmSouth has adopted the Amended and Restated Deferred Compensation Plan for Directors of AmSouth Bancorporation. Directors of AmSouth are eligible to participate. Under this plan, a participant may elect to defer a portion of his or her retainer and meeting fees into Deferred Stock. Upon each such deferral, the cash amount of the payment being deferred is converted into an equivalent number of “deemed” shares of AmSouth common stock based on the fair market value of such stock. The director must elect whether to receive payment upon retirement or upon reaching a certain age, and whether to be paid in a lump sum or in specified annual installments. All amounts so deferred are fully vested and are not subject to forfeiture. In the event of stock splits, recapitalizations, reorganizations, or other similar transactions affecting AmSouth’s common stock, the Human Resources Committee can make such adjustments as it determines to be equitable.

AmSouth Bancorporation Amended and Restated 1991 Employee Stock Incentive Plan (formerly First American Corporation Amended and Restated 1991 Employee Stock Incentive Plan)

AmSouth assumed the plan described in the caption above (the “1991 Plan”) in connection with AmSouth’s merger with First American Corporation in October 1999. The 1991 Plan permitted grants to officers and other key employees. Any outstanding options that were granted under the 1991 Plan before the merger of AmSouth and First American became exercisable into shares of AmSouth’s common stock under the terms of that merger. AmSouth made a grant of stock options under the 1991 Plan in 2000 and 2001, which are reflected in the table above in column (a). No additional grants may be made under the 1991 Plan, which terminated in 2001. Shareholders of First American approved the 1991 Plan, but pre-merger AmSouth shareholders did not approve this plan.

Retirement Plan

AmSouth has both a non-contributory qualified defined benefit Retirement Plan, as well as a non-qualified Supplemental Executive Retirement Plan (“SERP”). All benefits earned under the qualified defined benefit plan are based on years of credited service up to 30 and the annual average of the highest five consecutive years of base salary earned out of the last ten years worked. The SERP provides benefits that would otherwise be denied participants under the qualified Retirement Plan because of Internal Revenue Code limitations on qualified plan benefits, as well as additional benefits that serve to attract and retain high quality senior executive talent for the organization.

There are two types of retirement benefits in the SERP: a regular benefit and a targeted benefit. The annual average covered compensation for both benefits is based on the highest three consecutive years of base salary plus bonus out of the last ten years worked. The amount of the regular SERP retirement benefit is determined by the length of the retiree’s credited service up to 35 years and the annual average covered compensation utilizing the qualified Retirement Plan formula. Participants vest in this benefit after five years of service or attainment of age 55. The regular SERP benefit is available to all eligible SERP participants.

The targeted SERP retirement benefit is available only to a select group of senior officers, including the named executive officers. This targeted SERP benefit provides a percentage of annual average covered compensation based on years of credited service ranging from 40% at 10 years up to a maximum of 65% at 35 years. These targeted SERP benefits are offset by the qualified plan benefit, the Social Security benefit, and any retirement benefit earned from a prior employer. Participants vest in this benefit only after 10 years of service and the attainment of age 60. If a participant retires prior to meeting these vesting requirements, he or she will receive a regular SERP benefit.

The full years of credited service for the named executive officers are as follows: Ms. Bagby—10 years; Ms. Mooney—4 years; Mr. Gibson—11 years; Mr. Mayer—25 years; Mr. Stephenson—28 years and Mr. Ritter—31 years. The table below shows the estimated annual retirement benefits payable at normal retirement age (65) under the qualified plan and the SERP. These benefits are computed as straight life annuities beginning at age 65, and also include an estimated Social Security benefit at age 65. If an executive attains age 62, he or she is eligible to retire with an unreduced accrued benefit. The most senior executives, including the named executives, are eligible to retire with an unreduced accrued benefit at age 60 if the vesting conditions described above for the targeted SERP benefit are met.

Upon retirement from the company, executives who are vested in both the regular and targeted benefit will receive the higher of the two benefits. The higher potential benefits are shown assuming that both vesting requirements have been met. If the conditions of vesting for the targeted benefit are not met, then the benefit amounts could be less.

PENSION PLAN TABLE

	Years of Service
Average Annual Covered Compensation	10	15	20	25	30	35
$ 600,000	$240,000	$270,000	$300,000	$330,000	$360,000	$392,000
800,000	320,000	360,000	400,000	440,000	480,000	520,000
1,000,000	400,000	450,000	500,000	550,000	600,000	650,000
1,200,000	480,000	540,000	600,000	660,000	720,000	780,000
1,400,000	560,000	630,000	700,000	770,000	840,000	910,000
1,600,000	640,000	720,000	800,000	880,000	960,000	1,040,000
1,800,000	720,000	810,000	900,000	990,000	1,080,000	1,170,000
2,000,000	800,000	900,000	1,000,000	1,100,000	1,200,000	1,300,000
2,200,000	880,000	990,000	1,100,000	1,210,000	1,320,000	1,430,000
2,400,000	960,000	1,080,000	1,200,000	1,320,000	1,440,000	1,560,000
2,600,000	1,040,000	1,170,000	1,300,000	1,430,000	1,560,000	1,690,000
2,800,000	1,120,000	1,260,000	1,400,000	1,540,000	1,680,000	1,820,000
3,000,000	1,200,000	1,350,000	1,500,000	1,650,000	1,800,000	1,950,000
3,200,000	1,280,000	1,440,000	1,600,000	1,760,000	1,920,000	2,080,000
3,400,000	1,360,000	1,530,000	1,700,000	1,870,000	2,040,000	2,210,000
3,600,000	1,440,000	1,620,000	1,800,000	1,980,000	2,160,000	2,340,000
3,800,000	1,520,000	1,710,000	1,900,000	2,090,000	2,280,000	2,470,000

Stock Ownership Guidelines for Officers

Several years ago AmSouth adopted common stock ownership guidelines for the officers who are members of its corporate Management Committee. Ownership targets are expressed as a multiple of salary and are as follows: (i) senior executive vice presidents and above who are not directors: three times salary and (ii) officers who are directors: five times salary. Shares considered owned include individually owned shares, restricted shares of AmSouth stock, shares credited to deferral accounts under AmSouth’s Deferred Compensation Plan and benefit plan investments in AmSouth stock. As of year-end, all of the members of the Management Committee had met their ownership targets.

Compensation of Directors

Fees

Non-employee directors of AmSouth are paid a fee of $8,000 per calendar quarter ($12,000 for the Audit Committee Chairman and $10,000 for other committee chairmen) during which the director has served. In addition, each such director is paid a fee of $1,500 for each meeting of the Board and $1,000 for each committee meeting in which the director participates. Individual directors may, at their option, elect to defer the receipt of directors’ fees, and the deferred amounts are deemed invested in AmSouth common stock. All of the directors of AmSouth have elected to defer receipt of some or all of the retainer and meeting fees they are paid for service on the Board of Directors and to invest these fees in Deferred Stock of AmSouth.

Director Stock Purchase Program

Under AmSouth’s Director Stock Purchase Program, directors who own less than 5,000 shares of AmSouth stock and are not within three years of scheduled retirement from the Board are required to use at least one quarterly retainer each 15 months to purchase AmSouth stock. This requirement may also be fulfilled by the deferral of fees that are invested in Deferred Stock as described in “Fees” above.

Stock Option Plan for Outside Directors

Each non-employee director of AmSouth is eligible to be granted stock options under the Stock Option Plan for Outside Directors. The Plan provides that options will have an exercise price equal to the fair market value of AmSouth common stock on the date the options are granted. During 2003, each non-employee director was granted options to purchase 9,400 shares of AmSouth common stock. The options vest in three equal annual installments beginning in 2004.

Employment Contract and Change-in-Control Agreements

In 1999, AmSouth entered into an employment agreement (the “Agreement”) with Mr. Ritter. The Agreement had an initial term of five years, but contains automatic renewal provisions such that the remaining term of the Agreement at any given time will be five years. The Agreement provides that Mr. Ritter will be paid the following compensation: an annual base salary not less than $900,000; the opportunity to earn an annual bonus under AmSouth’s Executive Incentive Plan; a one-time grant of restricted stock and stock options for AmSouth common stock, both of which grants vest in three equal annual installments beginning on the third anniversary of the date of grant; a specified total retirement benefit; AmSouth’s normal employee benefits commensurate with his position; reimbursement of reasonable expenses incurred in accordance with AmSouth’s policies; and supplemental life insurance coverage.

If Mr. Ritter’s employment is terminated by AmSouth for reasons other than for Cause or Disability, or if he terminates his employment for Good Reason (all as defined in the Agreement): (A) he is entitled to be paid a lump sum in cash equal to the sum of: (i) unpaid base salary through date of termination, a prorated annual bonus, any previously deferred compensation and accrued vacation pay (the “Accrued Obligations”); (ii) three times annual compensation; (iii) a total retirement benefit as calculated under the Agreement (“Retirement Benefit”); and (iv) accrued benefits under AmSouth’s Supplemental Thrift Plan; (B) all unvested stock awards will vest; and (C) he will be paid any amounts due under other AmSouth employee benefit plans and certain other benefits. If employment is terminated due to death or Disability, (A) he or his estate will be paid the Accrued Obligations and such other benefits as would be paid to senior executives in such cases, and (B) all unvested restricted stock and stock options will vest. If Mr. Ritter’s employment is terminated for Cause or if he terminates it without Good Reason, he will be paid his base salary through date of termination, the Retirement Benefit, and any amounts due under other AmSouth employee benefit plans. AmSouth will also reimburse Mr. Ritter for certain excise taxes that he may be obligated to pay as a result of receiving payments under the Agreement.

AmSouth has also entered into change-in-control agreements with each of the named executive officers other than Mr. Ritter. These agreements are structured such that they have an employment period of two years that begins on the date (the “Effective Date”) that a change of control (as defined in the agreement) occurs. During the employment period the executive will be paid the following compensation: an annual base salary at least equal to twelve times the highest monthly base salary payable prior to the Effective Date; an annual bonus at least equal to the highest annual bonus paid for the three years prior to the Effective Date; the ability to participate in AmSouth’s normal employee benefit plans at an appropriate level; reimbursement for expenses in accordance with AmSouth policy; and fringe benefits consistent with those previously afforded the executive.

If, during the two-year period following the change in control, the Company terminates the executive’s employment other than for Cause or Disability, or the executive terminates his or her employment for Good Reason (all as defined in the agreement), the executive will be paid a lump sum payment equal to the sum of the following: (A) unpaid base salary through the date of termination, a prorated annual bonus amount, any previously deferred compensation and accrued vacation pay (the “Accrued Obligations”); (B) three times annual compensation; (C) the actuarial present value of accrued benefits under AmSouth’s Supplemental Retirement Plan; and (D) aggregate benefits accrued under AmSouth’s Supplemental Thrift Plan. Based on established election procedures for payments under the Supplemental Retirement Plan and Supplemental Thrift Plan, an

executive may receive payments over time instead of in a lump sum. The executive will also be reimbursed for certain excise taxes that may be due in connection with payments made under the agreement.

In the event of termination of employment during the employment period due to death or Disability, the executive or the executive’s estate will be paid the Accrued Obligations and such other benefits as would be paid to peer executives in such cases. If the executive’s employment is terminated during the employment period (i) for Cause, the executive will be paid unpaid base salary through termination, deferred compensation and certain other benefits due under company plans, or (ii) because of voluntary termination by the executive without Good Reason, the executive will be paid the Accrued Obligations and other benefits due under Company plans.

Compensation Committee Interlocks and Insider Participation

The following directors currently serve as members of the Human Resources Committee of AmSouth’s Board of Directors:

Claude B. Nielsen (Chairman)

Victoria B. Jackson

Martha R. Ingram

James R. Malone

There are no relationships that would create a compensation committee interlock as defined under applicable SEC regulations.

Human Resources Committee Report on Executive Compensation

Introduction

Our report covers the following topics:

•	Role of the Human Resources Committee

•	Executive Compensation Guiding Principles

•	Components of Our Executive Compensation Program

•	Chief Executive Officer Compensation

Role of the Human Resources Committee

The primary role of the Human Resources Committee is to review the compensation of members of AmSouth’s Management Committee (referred to here as the “Executive Officers”) in such a way as to align that compensation with shareholder interests. In addition, the committee oversees the broad-based employee benefit plans of the Company. The Board of Directors requires that members of the committee be independent under all applicable rules, and all committee members are independent under those rules. Our analysis of independence is described in Appendix B to this proxy statement and includes business and family relationships between committee members and AmSouth. The committee considers the advice of independent, outside consultants in determining whether the amounts and types of compensation the Company pays are appropriate.

In April 2003, the former Executive Compensation Committee was renamed the Human Resources Committee. The Human Resources Committee assumed the duties of the former committee and also the duties of the former Finance and Employee Benefits Committee with respect to broad-based employee benefit plans. The membership of the Human Resources Committee was also reconstituted in 2003, and a new chairman, Claude B. Nielsen, was appointed.

The new Human Resources Committee immediately undertook a thorough examination of the Company’s executive compensation practices. We used a variety of survey data and analyses including data and analyses from our independent compensation consultants, Watson Wyatt Worldwide. As described below, the committee determined that AmSouth’s compensation practices have provided compensation that is commensurate with the Company’s performance in recent years. We also determined that the committee’s charter should more clearly reflect that the committee’s purpose is to ensure that compensation is aligned with long-term shareholder interests. The committee’s charter appears on the Company’s website under “About AmSouth—Investor Relations—Corporate Governance—Board Committee Responsibilities”.

Executive Compensation Guiding Principles

As noted above, the Human Resources Committee aligns executive compensation with long-term shareholder interests. In order to achieve that goal, it utilizes the following guiding principles:

Compensation should be related to performance

Incentive, or “at risk”, compensation should be a greater part of total compensation for more senior positions

Compensation should be set at competitive levels

Deductibility should be maximized if possible

Each of these principles is described below.

Compensation should be related to performance

We believe that individual compensation should be tied to individual performance and to how well AmSouth performs financially, so that when the Company’s performance meets or exceeds its goals, individuals should be paid at the levels set for such goals, and when the Company’s performance does not meet goals, any incentive awards should be at the committee’s discretion.

As part of its review of AmSouth’s executive compensation practices in 2003, the committee considered a variety of time periods over which performance could be measured. We concluded that there was always a high correlation between performance and pay during those periods.

As an example of compensation being related to performance, the committee noted that the value to be realized from a significant portion of stock options that had been granted in February 2000 was reduced by design in 2003 because performance had not met goals for a three-year period that ended December 31, 2002. AmSouth continues to use a variety of time periods for measuring performance so as to help ensure that there is an appropriate mix of both short term goals and longer-term goals. As described below under “Components of Compensation Program—Long Term Incentives: Stock Options and Restricted Stock”, the value to be derived from the Company’s Long Term Incentive Compensation Plan grants has been measured over a three-year period. The committee believes that such linkage between compensation and performance over more than one-year periods helps align AmSouth’s compensation program with shareholder interests.

As part of its comprehensive review of compensation policies in 2003, the committee also reaffirmed the Company’s long-standing policy of prohibiting the repricing of stock options, as described below under “Components of Compensation Program—Long Term Incentives: Stock Options and Restricted Stock”.

Incentive, or “at risk”, compensation should be a greater part of total compensation for more senior positions

The portion of an individual’s total compensation that varies with individual and company performance goals should increase as the individual’s business responsibilities increase. For AmSouth’s CEO, for example, the percentage of target compensation that is at risk has steadily risen over the past several years, with such percentage being approximately 82% for 2003. We believe that this compares very favorably with peer banks.

Compensation should be set at competitive levels

In order to attract, motivate and retain high quality individuals for senior positions at AmSouth, we strive to design our executive compensation program so that it is competitive with those at organizations that might also seek to attract those individuals. We review compensation survey data from several independent sources to ensure that our total compensation program is competitive. We compare our compensation to data from two separate groups of bank holding companies. One of these groups is a group (the “Peer Group”) of approximately 15 large financial institutions with total assets ranging from $20 billion to $125 billion (AmSouth currently has approximately $46 billion in assets). The other group is a group of over 75 regional bank holding companies whose compensation data is assembled by independent executive compensation firms (the “Regional Bank Data”). The Peer Group data is used to set the targets for our various types of compensation and the Regional Bank Data is used to verify those results.

We also periodically examine compensation data from larger groups of public companies (such as the S&P 500) which is assembled by publications such as The Wall Street Journal and The New York Times. However, less weight is given to such data because the Company recruits its executive talent mainly from larger financial institutions, such as those in the Peer Group. Thus, we consider compensation data for such institutions to be the best source of competitive compensation data. Moreover, data assembled from a larger, diverse group of companies necessarily must utilize assumptions and other methodologies in order to allow for comparisons across all industries that can make the data for a particular industry less reliable. AmSouth’s competitors for executive talent are not necessarily the same companies that are included in the S&P 500 Commercial Banks Index, which is used to compare shareholder returns (see “Performance Graph” on page 27).

We believe that the banks included in the Peer Group are the most appropriate points of comparison for the compensation of our Executive Officers.

Deductibility should be maximized if possible

It is a goal to have most of the compensation paid to the most highly compensated Executive Officers qualify as performance-based and therefore deductible under Section 162(m) of the Internal Revenue Code. We have structured most of our compensation plans so that amounts paid under them will be fully deductible. The Executive Incentive Plan and the 1996 Long Term Incentive Compensation Plan (the “Long Term Incentive Plan”) have been approved by shareholders so as to continue to achieve that goal. However, the committee reserves the right to pay amounts outside of such plans which might not be fully deductible. As described below under “Chief Executive Officer Compensation”, the committee determined not to give the CEO an increase in base salary for 2004, so as to maintain the deductibility of such salary.

Components of Our Executive Compensation Program

The three components of our compensation program are:

•	Base Salary

•	Short Term Incentives

•	Long Term Incentives

Base Salary

We set salary range “midpoints” for Executive Officers at the average for those of the Peer Group. The information is further verified by examining data from the Regional Bank Data described above. We adjust base salaries when warranted by an individual’s experience and individual performance and when our market surveys show that base salaries at the Peer Group are being adjusted.

Short Term Incentives

Our Executive Incentive Plan is designed to align Executive Officer pay with the annual performance of the Company and, for Executive Officers other than Mr. Ritter, the annual performance of his or her respective area of responsibility. For 2003, the two factors which were used to measure AmSouth’s performance for purposes of the Executive Incentive Plan were growth in earnings per share and return on average equity. These factors were established prior to the start of the plan year. When the committee was reconstituted in 2003, it considered whether these were the appropriate goals to use for short term incentives, and reaffirmed that attainment of these goals on a sustained basis will lead to superior long-term shareholder returns.

In addition to the two goals described above, the committee may also evaluate performance for purposes of the Executive Incentive Plan by considering one or more of the following factors:

Return on average assets

Credit quality measures

Efficiency ratio

Loan growth

Deposit growth

Non-interest revenue growth

Calculation of a participant’s bonus under the Executive Incentive Plan is done in two steps. First, each participant in the plan is assigned a “Base Bonus Opportunity” which is targeted at the median level of similar opportunities at the Peer Group for the prior year. For 2003, Base Bonus Opportunities ranged from 60% to 125% of base pay. Because these percentages are based on data from the Peer Group that is at least one year old, the committee believes that AmSouth lags the market somewhat in the competitiveness of the percentages. The second step in the calculation of an award under the Executive Incentive Plan is to evaluate the individual’s performance against his or her own goals and apply a multiplier times the Base Bonus Opportunity ranging from zero to 2.0. The committee may use its discretion to adjust payments downward from these amounts. Participants are able to defer amounts paid under the Executive Incentive Plan. As noted above, the committee may pay short term incentive compensation outside the Executive Incentive Plan, which might not be fully deductible, where necessary in our judgment to attract, motivate or retain executives.

Long Term Incentives: Stock Options and Restricted Stock

The committee believes that stock-based awards can create a strong link to long term financial results. We base our target grants under the Long Term Incentive Plan on our performance compared to the Peer Group, setting them generally at the 50th percentile for grants made by such other institutions. However, grants to individuals can be adjusted based on individual performance, retention and other special circumstances.

We generally make grants of stock options to Executive Officers once a year. The options have an exercise price equal to the fair market value of the company’s common stock on the date of grant. The Long Term Incentive Plan does not permit “repricing” of options issued under that plan. Options generally vest pro rata over three years after grant and generally have an exercise period that expires ten years after the date of grant. However, in 2000, the company granted options to Executive Officers the exercise period for approximately 79% of which as noted above “truncated” early in 2003 because certain performance criteria set at the date of grant in 2000 were not met. This result is consistent with the guiding principle noted above that compensation should be related to performance.

From time to time shares of restricted stock are granted under the Long Term Incentive Plan. Restricted stock is used primarily as a retention tool for senior executives and otherwise as necessary to maintain competitiveness of compensation compared to the Peer Group. Restricted stock grants are conditioned upon the recipient’s remaining employed with the company until vesting, which in certain cases does not occur until retirement. Beginning in 1997, the Company ceased making grants to all Executive Officers annually. Some grants have been made since then under special circumstances. However, the committee believes that such grants may become more common if stock options are expensed (see discussion below).

Beginning in 2002, the amount of long term incentive compensation denominated in stock (such as stock options or restricted stock) was reduced and a cash-based portion was added. The potential cash payments are made at the end of a multi-year performance period based on AmSouth’s performance against peers. The Long Term Incentive Plan award granted in 2003 was made up of two-thirds stock options and one third cash performance units.

The Company has had stock ownership guidelines for the Executive Officers for many years. Senior Executive Vice Presidents and above who are not directors must own shares with a value equal to at least three times their respective base salaries, and officers who are also directors (currently just Mr. Ritter) must own shares with a value equal to at least five times their respective base salaries. As of year end, all Executive Officers met these ownership targets.

We are prepared to expense stock options. However, we have concerns about the proper method for valuation of options, primarily dealing with the appropriate model for valuing options that are not publicly traded. Our current intent is to begin expensing stock options once there is an accepted valuation and accounting methodology for doing so. We do support providing quarterly information to shareholders regarding potential option costs and began disclosing that information in the third quarter of 2002.

Chief Executive Officer Compensation

For 2003, we paid Mr. Ritter $995,000 in base salary. In order to ensure that a greater portion of his target compensation is performance-based and so as to ensure its deductibility, Mr. Ritter’s base salary for 2004 will not be increased. We also approved payment of a bonus to Mr. Ritter under the Executive Incentive Plan of $1,865,000, compared to $2,713,100 for 2002.

We considered this level of base salary and bonus appropriate for both objective and subjective reasons. Objectively, the Company achieved a return on average shareholder equity of 20.1% which is first quartile performance among the Peer Group. In addition, the Company increased its earnings per share by 5.4% over 2002, which represents third quartile performance among the Peer Group. While the committee believes that this was very good performance under difficult circumstances described below, this performance was somewhat lower than that in 2002. The over 30% reduction in Mr. Ritter’s annual bonus noted above reflects the guiding principle of the committee that compensation should be related to performance.

On a more qualitative basis the committee recognized that the operating environment for banks was extremely challenging in 2003. Interest rates generally were at historic lows, but market-set rates fluctuated significantly during the year. Commercial loan demand was weak. Economic conditions varied significantly across the Company’s diverse southeastern United States markets. Moreover, Mr. Ritter demonstrated his commitment to enhancing long-term investor value by increasing our use of technology for our customers, including a significant investment in a new, state-of-the art operations center to meet future customer needs. Moreover, he incurred substantial short-term costs so as to expand the Company’s presence long term in high-growth Florida markets, at the very time that current market conditions were so challenging.

We also used grants under the Long Term Incentive Plan to link Mr. Ritter’s pay closely to Company performance and to align his interest directly with the longer-term interests of shareholders. In 2003, we granted him options on 602,000 shares of AmSouth common stock which will vest in three equal annual installments. We believe that stock options can be an extremely effective incentive for superior performance, leading to long-term shareholder value. In addition, Mr. Ritter received a performance unit grant under the Long Term Incentive Plan that could have a value of between $0 and $2,880,000 depending on Company performance. Once again, the committee felt that such a grant was consistent with its executive compensation guiding principle that compensation be related to performance. In summary, the committee believes that Mr. Ritter’s compensation is appropriately aligned with the long-term interests of shareholders. The amounts of these payments and awards to Mr. Ritter are reflected in the Summary Compensation Table and the stock option and long-term incentive grant tables.

Conclusion

The committee believes that under the Company’s executive compensation program compensation paid to its Executive Officers has been commensurate with the Company’s financial performance and is appropriately aligned with shareholder interests.

Claude B. Nielsen (Chairman)

Martha R. Ingram

Victoria B. Jackson

James R. Malone

Performance Graph

Set forth below are graphs comparing the yearly change in the cumulative total return of AmSouth’s common stock against the cumulative total return of the S&P 500 Index and the S&P 500 Commercial Banks Index for the last five years and the last ten years. In April 2003 the S&P changed the name of its S&P 500 Banks Index to the S&P 500 Commercial Banks Index. The graphs assume that the value of the investment in AmSouth common stock and in each index was $100.00 and that all dividends were reinvested.

AmSouth Stock Performance

The information provided under the headings “Audit Committee Report”, “Human Resources Committee Report on Executive Compensation” and “Performance Graph” above shall not be deemed to be soliciting material or to be filed with the SEC, or subject to Regulation 14A or 14C, other than as provided in applicable statutes and rules, or to liabilities of Section 18 of the Securities Exchange Act of 1934 and, unless specific reference is made therein to such headings, shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 2004, subject to ratification of the appointment by the shareholders. Ernst & Young LLP has served as the Company’s independent auditors for many years and is considered by the Audit Committee and management to be well qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

ITEM 3—APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

General

AmSouth has provided its employees with the AmSouth Bancorporation Employee Stock Purchase Plan since 1986. Recently adopted NYSE listing standards now require shareholder approval of certain equity compensation plans. As a result, the Board of Directors of AmSouth now seeks shareholder approval of the AmSouth Bancorporation Employee Stock Purchase Plan (as amended and restated effective January 1, 2000, the “ESPP”). The Board believes that this plan has been effective in encouraging stock ownership by employees at a modest cost to the Company, as the maximum match per employee is $500 per year. Increased ownership by employees should encourage loyalty to the Company and more closely align employee’s interests with those of the shareholders. Shareholders should also note that this plan is open to all employees who work a minimum number of hours on the same basis. If the shareholders do not approve this plan it will have to be discontinued and the benefits mentioned will be lost.

The following is a summary of the ESPP, a copy of which is attached as Appendix C to this Proxy Statement and incorporated herein by reference. Such summary does not purport to be a complete statement of the ESPP and is qualified in its entirety by reference to the full text of the ESPP.

Administration of the ESPP

The ESPP is administered by the AmSouth Benefits Committee, which is composed of seven senior officers of AmSouth. The Human Resources Employee Benefits Administration Department manages the day-to-day operation of the ESPP. The Benefits Committee has the authority to interpret the Plan and make any decisions necessary or advisable in administering the Plan.

Term

While at this time AmSouth intends to continue the ESPP indefinitely, AmSouth has the right to terminate the ESPP as described below under “Amendment or Termination” or pursuant to applicable law.

Eligibility

Employees of AmSouth or any of its subsidiaries who are hired to work a minimum of 20 hours per week are eligible to participate in the ESPP. Participation in the ESPP is voluntary. Approximately 12,000 employees are eligible to participate in the ESPP.

Purchases

Employees automatically become participants as of the first day of the month following their date of hiring into an eligible position. Participants are not obligated to make any purchases under the ESPP. There are two ways participants may purchase: First, by completing a payroll deduction form providing for a minimum of $25.00 and a maximum of $416.50 contributed on an after tax basis per bi-monthly pay period. Second, participants may send a personal check to the Human Resources Department with a purchase request form, subject to the $10,000 limit described below.

Shares are purchased on the last business day of each month, subject to the limitations on the maximum amount and minimum purchase described below. On each purchase date, the price of AmSouth shares purchased will be that date’s closing price of AmSouth common stock on the NYSE. If on a purchase date there is no trading of AmSouth common stock or certain other market disruptions take place, AmSouth will determine the purchase price of shares purchased under the ESPP based on market quotations it deems appropriate.

Company Match

AmSouth will contribute a 25% match for up to $2,000 per calendar year in purchases of AmSouth common stock by each participant. The maximum AmSouth match is $500.

Limitations

Participants may make a maximum employee investment per calendar year of $10,000. Additionally, no fewer than 10 shares can be purchased at one time. If a participant’s accumulated payroll deductions are not enough to purchase 10 shares, the funds will carry over to the next purchase date. No one may purchase stock under the ESPP if, immediately after the purchase, such person would own 5% or more of the total combined voting power or value of all classes of stock of AmSouth or any of its subsidiaries.

Stock Certificates

Certificates evidencing the shares of AmSouth stock purchased under the ESPP will be issued in the name of the participant and deposited to a brokerage account at AmSouth Investment Services, Inc., deposited to the participant’s dividend reinvestment account, or mailed to the participant’s home address.

Certain Shareholder Rights

Participants who purchase shares under the ESPP will receive dividends on such shares, may dispose of them freely, and have all voting rights like any other AmSouth shareholder. Certain AmSouth executives may be subject to restrictions on the sale of AmSouth common stock by virtue of securities laws and regulations, and all AmSouth employees are subject to laws regarding insider trading.

Termination as a Participant

Participants automatically terminate if their employment terminates or they move to a non-eligible position. Payroll deductions may be stopped at any time by notifying Human Resources Employee Benefits Administration. Upon termination and withdrawal, accumulated contributions and matching funds will be applied toward the purchase of AmSouth shares (subject to the 10 share minimum purchase) on the next purchase date, and any remaining funds are refunded to participants.

Tax Effect of Plan Participation

The ESPP is not qualified under the provisions of sections 401(a) and 501(a) of the Internal Revenue Code. AmSouth matching funds constitute taxable wages for Federal employment and income tax purposes. Quarterly dividends on shares purchased under the ESPP will be subject to Federal income taxation.

Charges and Deductions

Participants will incur no brokerage commissions or other service charges for purchases of AmSouth shares made under the ESPP. All costs of administration of the ESPP will be paid by AmSouth, but AmSouth will not cover service charges (such as commissions) associated with the sale of AmSouth shares purchased through the ESPP.

Amendment or Termination

Subject to the NYSE’s shareholder approval rules, AmSouth may amend the ESPP at any time. AmSouth may terminate the ESPP at any time.

Plan Benefits

It is not presently possible to determine the number of shares to be purchased in the future by particular persons or groups pursuant to the ESPP. During the fiscal year ended December 31, 2003, none of the persons named in the table on page 13 purchased shares through the ESPP. Non-employee directors are not eligible to participate in the ESPP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMSOUTH BANCORPORATION EMPLOYEE STOCK PURCHASE PLAN.

ITEM 4—APPROVAL OF AMENDMENT TO THE

1996 LONG TERM INCENTIVE COMPENSATION PLAN (“LTIP”)

Some of the highlights of the LTIP (which is described in more detail below and in the copy of the LTIP attached as Appendix D) include:

•	Limit on Grant Size: The LTIP limits the shares of stock for which options can be granted to any single employee during any fiscal year to 950,000 shares.

•	Shares Available for Restricted Stock Awards Limited: The LTIP limits the award of restricted stock to 30% of the total number of shares authorized under the Plan. Additionally, AmSouth has committed that of the shares remaining available for grant under the Plan (approximately 8,219,000) no more than 50% will be in the form of full value grants, such as restricted stock, and that if the shareholders approve additional shares for the LTIP, no more than 30% of those will be issued in the form of full value grants.

•	No Discount Stock Options: The LTIP prohibits the grant of stock options with an exercise price less than the fair market value on the date of grant.

•	No Repricing of Stock Options: The LTIP provides that without shareholder approval, no options issued under the LTIP will be repriced, replaced or regranted through cancellation or by lowering the option price of a previously granted option.

•	Company Practice Regarding Minimum Vesting Periods: AmSouth’s practice for a number of years has been to make grants of options that vest in equal installments over a three-year period and to grant restricted stock that vests in three years, or in some cases at retirement.

General

In 1996 the shareholders approved the 1996 Long Term Incentive Compensation Plan (“LTIP”). The LTIP originally provided for the issuance of Two Million Seven Hundred Fifty Thousand (2,750,000) shares. After adjusting for various stock splits, as authorized by the LTIP, that number was increased to Nine Million, Two Hundred Eighty-One Thousand, Two Hundred Fifty (9,281,250) shares. In 2001, the shareholders approved an amendment to the LTIP to increase the authorized shares by Thirty Million (30,000,000) shares. In 2002 the shareholders approved the LTIP with a series of amendments that became effective upon shareholder approval. The Board of Directors has amended the LTIP, subject to approval by the shareholders at the 2004 Annual Meeting, to authorize an increase of Fifteen Million (15,000,000) shares of AmSouth common stock that may be issued thereunder, thereby providing for a aggregate of Fifty-Four Million, Two Hundred Eighty-One Thousand,

Two Hundred Fifty (54,281,250) shares of AmSouth Common Stock with respect to which options, stock appreciation rights, restricted stock, performance shares and performance units may be granted. Of the additional Fifteen Million shares, no more than 30% will be in the form of “full value grants” (e.g. restricted stock). The description contained in this Item 4 is subject in its entirety to the text of the amended LTIP, which is attached as Appendix D.

In February of 2004, AmSouth granted options to purchase approximately 8,344,000 shares of AmSouth common stock under the LTIP. As of March 1, 2004, approximately 8,219,000 shares remain available for grant under the LTIP. Of the shares remaining for grant, AmSouth commits that no more than 50% will be in the form of “full value grants” (e.g. restricted stock). Management and the Board believe that it is important for key officers to have a proprietary interest in the long-term financial success of AmSouth and the growth of shareholder value as reflected in its stock price. Management and the Board further believe that the LTIP has been successful in helping to attain this goal, and it is important that it be continued in the future. It should be noted that the current executive officers of AmSouth will benefit by adoption of this amendment because it is anticipated that additional awards may be made to them in the future. However, due to the discretionary nature of the LTIP, the amount that the Human Resources Committee (“Committee”) may award to a particular individual or group cannot be determined at this time.

The amendment is contingent on shareholder approval. If such approval is not obtained, the amendment will be of no force or effect, and the LTIP as in effect immediately prior to its amendment will remain in effect without change.

Summary Description of the LTIP as Amended

Administration

The LTIP is administered by the Committee. The LTIP also authorizes the Chief Executive Officer to grant awards to non-officers to the extent permitted by applicable law.

Eligibility

Key employees of AmSouth and its subsidiaries are eligible to participate in the LTIP. Non-employee Directors of AmSouth are not eligible.

Stock Available for Issuance Through the LTIP

The number of shares of AmSouth’s Common Stock, par value $1.00 per share, authorized for issuance through the LTIP is Fifty-Four Million, Two Hundred Eighty-One Thousand, Two Hundred Fifty (54,281,250), subject to adjustments for stock splits and other capital changes. If shareholders do not approve the amendment described in this proposal, the number of such shares authorized for issuance will be Thirty-Nine Million, Two Hundred Eighty-One Thousand, Two Hundred Fifty (39,281,250). The LTIP permits the reuse or reissuance of shares underlying canceled, expired or forfeited awards. (However, the LTIP provides that the Committee shall not have the authority to cancel outstanding awards and issue substitute awards in replacement thereof). Neither shares that are issued under assumed or substituted awards in a merger or acquisition, nor shares that are subject to awards that are settled in cash (other than tandem SARs), will be charged against the number of shares available under the LTIP or the 30% limit described in the next sentence. Not more than 30% of the shares that are available for issuance under the LTIP may be issued pursuant to awards of restricted stock, performance shares, performance units, or any combination of such awards. The maximum number of shares of common stock with respect to which stock options or Stock Appreciation Rights (“SARs”) may be granted under the LTIP to any employee during any one fiscal year of AmSouth is 950,000 shares, and the maximum number of shares of common stock with respect to which any and all “performance-based” awards other than stock options or SARs or performance units may be granted in any one fiscal year of AmSouth to any employee is 950,000 shares (or their equivalent in cash). Each of the foregoing limits is subject to adjustment for stock splits and other capital changes.

On March 1, 2004, the closing price for a share of AmSouth’s common stock, as reported on the NYSE composite tape, was $25.58. Awards under the LTIP will typically be issued in consideration for the performance of services to AmSouth, and no additional payment need be made at the time of grant. At the time of exercise, the full exercise price for a stock option must be paid in cash or, if the Committee so provides, in shares of common stock. So-called “cashless” exercises through a stockbroker may also be allowed.

Description of Awards Under the Plan

The Committee may award to eligible employees incentive and nonqualified stock options, SARs, and restricted stock, which restricted stock may also be granted in lieu of cash awards due under certain other AmSouth plans. The Committee may also award performance shares and performance units under the LTIP.

The LTIP also provides that, subject to certain limitations, the Chief Executive Officer of AmSouth (the “CEO”) may also make awards to eligible employees. The CEO may only make awards to non-Insiders (employees who are neither officers (as defined under Section 16(a) of the Securities Exchange Act of 1934), directors, nor ten percent (10%) beneficial owners of any class of AmSouth’s equity securities) and the total number of awards granted by the CEO each year shall be subject to approval by the Committee. Delaware law imposes additional limitations and restrictions on the CEO’s authority to grant stock options.

The forms of awards are described in greater detail below.

Stock Options

The Committee has discretion to award incentive stock options (“ISOs”), which are intended to comply with Section 422 of the Internal Revenue Code (the “Code”), or nonqualified stock options (“NQSOs”), which are not intended to comply with Section 422 of the Code. Each option issued under the LTIP must be exercised within a period of ten years from the date of grant, and the exercise price of an option may not be less than the fair market value of the underlying shares of common stock on the date of grant. Subject to the specific terms of the plan, the Committee will have discretion to set such additional terms and conditions on option grants as it deems appropriate.

Options granted to employees under the LTIP will expire at such times as the Committee determines at the time of grant; provided, however, that no option will be exercisable later than ten years from the date of grant. Options may terminate earlier than their normal expiration date upon termination of employment for various reasons. Upon a change in control as defined in the LTIP, all options will immediately vest 100 percent and remain exercisable throughout their entire term, without regard to provisions respecting earlier termination.

Upon the exercise of an option granted under the LTIP, the option price is payable in full to AmSouth, either: (a) in cash or its equivalent, or (b) if permitted in the award agreement, by tendering AmSouth common shares having a fair market value at the time of exercise equal to the total option price, provided such shares have been held by the participant for at least six months or were purchased on the open market, or (c) if permitted in the award agreement, a combination of (a) and (b). So-called “cashless” exercises through a stockbroker may also be allowed.

Stock Appreciation Rights

The Committee may grant SARs either alone (a “Freestanding SAR”), or in connection with the issuance of stock options (a “Tandem SAR”). Upon the exercise of an SAR, the participant will receive payment from AmSouth in an amount equal to the difference between the fair market value of a share of AmSouth common stock on the date of exercise and the grant price of the SAR.

The grant price of a Freestanding SAR will equal the fair market value of a share of common stock on the date of grant of the SAR. The grant price of a Tandem SAR will equal the exercise price of the related option.

The Committee has the right to pay the value of an SAR in cash, shares of common stock, or partly in cash and partly in shares of common stock.

The Committee has complete discretion in determining the number of SARs granted and in determining the conditions pertaining to such SARs. The term of an SAR will be determined by the Committee, in its sole discretion; provided, however, such term shall not exceed ten (10) years.

A Freestanding SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, specifies. A Tandem SAR may be exercised only during the period in which the related option may be exercised. The exercise of a Tandem SAR will result in cancellation of the related option. No SARs have ever been granted under the LTIP.

Restricted Stock

The Committee is authorized to award shares of restricted common stock under the LTIP upon such terms and conditions as it shall establish; provided, however, that no more than thirty percent (30%) of the total number of shares reserved for issuance under the plan may be granted as restricted stock, performance shares, performance units, or any combination of the foregoing. The award agreement will specify the period(s) of restriction, the number of shares of restricted common stock granted, the payment of a stipulated purchase price per share, if any, restrictions based upon achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws. Although recipients will have the right to vote these shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Committee in its sole discretion. The Committee, in its discretion, will determine how dividends on restricted shares are to be paid.

Each award agreement for restricted stock will set forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant’s employment with AmSouth. These provisions will be determined in the sole discretion of the Committee, need not be uniform among all shares of restricted stock issued pursuant to the LTIP and may reflect distinctions based on reasons for termination of employment; provided however, that all restricted stock will vest immediately upon death, disability or retirement, subject to any limitations under Section 162(m) of the Code. Except in the case of terminations in connection with a change in control and terminations by reason of death or disability, the vesting of restricted stock which qualifies as performance-based compensation under Section 162(m) and which is held by covered employees under Section 162(m) shall occur at the time it otherwise would have, but for the employment termination.

Performance Shares and Performance Units

Performance shares and performance units may be granted under the LTIP, in addition to the other forms of awards that may be granted under the LTIP. A performance share is a right to receive a specified number of shares of AmSouth common stock at a future date if a specified performance goal is attained. A performance unit is the right to receive a specified amount of money at a future time if a specified performance goal is attained. Partial achievement of the specified performance goal may result in part of the performance shares or performance units being earned. Performance units and performance shares that are earned may both be settled in the form of either AmSouth common stock or cash. Performance shares and performance units may but need not be designed to qualify as “performance-based” compensation that is not subject to the $1 million deduction limit of Section 162(m) of the Code. The Committee will determine whether and to what extent any award shall be designed to qualify as such “performance-based” compensation. Performance shares and performance units that are designed to qualify as “performance-based” compensation will be paid solely on account of the attainment of one or more pre-established objective performance goals (within the meaning of Section 162(m) of the Code) over a period of more than one year, and the performance goals will be based on one or more of the performance measures that are described below under “Performance Measures”. However, performance shares and performance units, including those that are intended to qualify as “performance-based” compensation, may be earned if death, disability, a change in control, or other circumstances specified by the Committee occur, whether or not the performance goals have been attained or are thereafter attained. Performance shares and performance units may (but need not) be granted each year to any key employee, and a new performance period may commence each year and overlap with one or more years included in any prior or later performance period. The aggregate number of shares which may be issued pursuant to awards of performance shares or performance units are limited by the LTIP. The LTIP also limits the number of performance shares and dollar value of performance units that any employee may be granted in any fiscal year as “performance-based” awards that are not subject to the deduction limit of Code section 162(m). These limits are described above under “Stock Available for Issuance Through the LTIP”.

Performance Measures

The LTIP authorizes the Committee to grant awards that qualify as “performance-based” compensation that is not subject to the $1 million tax deduction limit of Code section 162(m), as well as awards that do not qualify as “performance-based”. Awards that qualify as “performance-based”, including performance shares and performance units that qualify as such, will be paid on account of the attainment of a pre-established, objective performance goal over a period of more than one year that is based on one or more of the following financial measures: net income; return on equity; earnings per share; return on assets; total shareholder return; and return on investment. The goal which utilizes any of these performance measures may be an absolute performance goal, or a goal that is based on performance relative to the performance of a peer group, and may be based on consolidated results or the results of AmSouth, a subsidiary or a business unit. In addition, the Committee may provide for the following items to be included or excluded from the performance goal: discontinued operations, unusual items or events (including changes in capitalization), non-recurring items or events, extraordinary items, as determined by the Company’s auditors, and the effects of changes in accounting standards, laws or regulations.

Following the end of a Performance Period, the Committee will determine the value of the performance-based awards granted for the period based on the attainment of the preestablished objective performance goals. The Committee may have discretion to reduce (but not to increase) the value of a performance-based award.

Adjustments and Amendments

The LTIP provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards in the event of changes in outstanding common stock by reason of a merger, stock split or certain other events. In case of a change in control of AmSouth, outstanding options and SARs granted under the LTIP will become immediately exercisable and will remain exercisable throughout their entire term without regard to provisions respecting earlier termination, and restriction periods and restrictions imposed on shares of restricted stock shall immediately lapse. The Committee has discretion under the LTIP to determine the effect, if any, which a change in control will have on performance shares and performance units.

The LTIP may be modified or amended by the Board of Directors at any time and for any purpose which the Board of Directors deems appropriate. However, no such amendment shall adversely affect any outstanding awards without the affected holder’s consent. Shareholder approval of an amendment will be sought if necessary under Internal Revenue Service or SEC regulations, the rules of the NYSE or any applicable law. The LTIP provides that the Committee shall not have the authority to cancel outstanding awards and issue substitute awards in replacement thereof.

Duration of the Plan

The LTIP will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the plan, and all Performance Periods for performance-based awards granted thereunder have been completed. However, in no event will an award be granted under the LTIP on or after April 18, 2006.

Federal Income Tax Consequences Regarding Stock Options

The following discussion is a summary of certain federal income tax issues relating to options issued under the LTIP, and does not purport to be a complete analysis of all of the potential tax aspects relating to the LTIP. With respect to options that qualify as ISOs, an LTIP participant will not recognize income for federal income tax purposes at the time options are granted or exercised. However, the excess of the fair market value of the shares purchased pursuant to the exercise of an ISO on the date of such exercise over the purchase price of the shares under the option will be includible in the optionee’s alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee in the year of exercise unless the optionee disposes of the shares in the same year. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the holding periods), the participant will recognize in the year of disposition: (a) ordinary income, to the extent that the lesser of either (1) the fair market value of the shares on the date of option exercise or (2) the amount realized on disposition, exceeds the option price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price.

With respect to NQSOs, the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

In general, AmSouth will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as ordinary income, except as provided below under Section 162(m) and Section 280G. To the extent a participant realizes capital gains, as described above, AmSouth will not be entitled to any deduction for federal income tax purposes.

Section 162(m)

Under Section 162(m) of the Code, compensation paid by AmSouth in excess of $1 million for any taxable year to any covered employee generally is not deductible by AmSouth or its affiliates for federal income tax purposes unless it is based on the performance of AmSouth, is paid pursuant to a plan approved by shareholders of AmSouth and meets certain other requirements. Generally, covered employee under Section 162(m) means the chief executive officer and the four other highest paid executive officers of AmSouth as of the last day of the taxable year.

It is presently anticipated that the Committee administering awards to “covered employees” will at all times consist of outside directors as required for purposes of Section 162(m), and that the Committee will take the effect of Section 162(m) into consideration in structuring LTIP awards.

Section 280G

Under Section 280G of the Code, if compensatory payments made to an officer, highly compensated employee or certain other “disqualified individuals”, including the vesting of stock options or other awards, is contingent, or deemed to be contingent, on a change in control of a publicly-traded corporation, and if the value of such payments exceeds a certain statutory limit, the person who receives such payments may be subject to a 20% excise tax on most of such payments, payable in addition to regular income taxes, and the corporation may be denied a deduction for the portion of the payments which is subject to such excise tax. If a change in control of AmSouth occurs, awards under the LTIP may be subject to such excise tax, in whole or in part, and may be nondeductible by AmSouth. Compensation paid to a “covered employee” within the meaning of Code section

162(m) that is non-deductible pursuant to Section 280G of the Code, may also reduce, dollar for dollar, the $1 million limit on such covered employee’s non-“performance-based” compensation that AmSouth may deduct under Section 162(m) of the Code.

New Plan Benefits

The benefits that will be received under the LTIP by particular individuals or groups are not determinable at this time. The benefits that were received for the 2003 fiscal year by the named executive officers pursuant to the LTIP are summarized in tables on pages 13 through 16.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1996 LONG TERM INCENTIVE COMPENSATION PLAN.

ITEM 5—APPROVAL OF THE AMENDED AND RESTATED STOCK OPTION PLAN FOR OUTSIDE DIRECTORS (“SOPOD”)

Some of the highlights of the SOPOD (which is described in more detail below and in the copy of the SOPOD attached as Appendix E) include:

•	No Discount Stock Options: The SOPOD prohibits the grant of stock options with an exercise price less than the fair market value on the date of grant.

•	No Repricing of Stock Options: Options issued under the SOPOD may not be repriced without shareholder approval.

•	No Restricted Stock Authorized: Only stock options may be issued under the SOPOD. No restricted stock or other types of awards may be made.

•	Minimum Vesting Period: The SOPOD requires a minimum vesting period of one year. The recent practice of AmSouth has been to issue options that vest over three years in equal annual installments.

General

AmSouth’s Board of Directors recommends that shareholders approve the SOPOD, which was adopted by the Board of Directors in 1998 and has been in operation since that time. Recently adopted NYSE listing standards now require shareholder approval of most equity compensation plans. As a result, the Board of Directors of AmSouth now seeks shareholder approval of the SOPOD. A summary of the material terms of the SOPOD is set forth below and is qualified in its entirety by reference to the SOPOD as set forth in Appendix E hereto. If the SOPOD is not so approved, no future grants can be made under the plan.

Purposes

The purposes of the SOPOD are to align the interests of the outside directors of AmSouth more closely with the interests of our shareholders, to provide such directors with an additional inducement to remain in the service of AmSouth with an increased incentive to work for its long-term success, and to establish an effective element of a reasonable directors’ compensation package.

Administration

The SOPOD is administered by the Corporate Governance Committee of AmSouth. The members of the Corporate Governance Committee are appointed by and serve at the discretion of the Board of Directors.

Duration of the Plan

The SOPOD will remain in effect until all options granted have been satisfied or terminated. However, in no event will an award be granted under the SOPOD after April 15, 2014.

Eligibility

Only “outside directors” are eligible to participate in the SOPOD. The term “outside director” is defined in the SOPOD to mean an individual who is a member of the Board of Directors of AmSouth but who is not an employee of AmSouth. Presently, the number of outside directors is nine.

Source of Shares

The shares of AmSouth common stock that may be issued on exercise of options granted under the SOPOD are authorized and issued shares held in the AmSouth treasury. The total number of shares of common stock which may be issued under the SOPOD must not exceed 1,400,000 shares, subject to adjustment as described below.

Stock Options

Stock options may be granted to outside directors in such number and upon such terms as may from time to time be determined by the Corporate Governance Committee. Option grants are evidenced by written stock option agreements containing the essential terms of the option grant and such other terms as are not inconsistent with the SOPOD. All options have a term of ten years from the date of grant, subject to such forfeiture terms and other specific limitations as may be included in the option agreement respecting each option. Options become exercisable in accordance with the terms of their respective stock option agreements, and the exercise price for all options is the fair market value of AmSouth common stock on the date the option is granted. Options have a minimum vesting period of one year. Options to purchase a total of 555,518 shares of AmSouth Common Stock have been granted under the SOPOD, and options to purchase 344,482 shares were outstanding as of March 1, 2004.

Exercise

Options are exercised by delivery to the Human Resources Department of AmSouth of an exercise form indicating the number of shares as to which such option is exercised and accompanied by the exercise price. The exercise price may be paid in cash or by check, by delivery of AmSouth shares, by a “cashless exercise” executed through a stockbroker, or by such other means as the Corporate Governance Committee determines to be consistent with the SOPOD’s purpose and applicable law.

Adjustments

If the outstanding shares of AmSouth are changed by reason of stock dividends, recapitalizations, mergers, or other corporate changes, or changes in capital structure, the Corporate Governance Committee can make changes it deems equitable with regard to outstanding options. The SOPOD provides that without shareholder approval, no options issued under the SOPOD will be repriced, replaced or regranted through cancellation or by lowering the option price of a previously granted option.

Federal Income Tax Consequences

The following discussion is a summary of certain federal income tax issues and does not purport to be a complete analysis of all of the potential tax aspects relating to the SOPOD or the awards. A participant will recognize no income upon grant of an option under the SOPOD, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

In general, AmSouth will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as ordinary income. To the extent that a participant realizes capital gains, as described above, AmSouth will not be entitled to any deduction for federal income tax purposes.

Withholding

AmSouth has the right to require the payment (through withholding from any amount payable from AmSouth to the outside directors or otherwise) of any withholding taxes required by federal, state, or local law in respect of any award.

New Plan Benefits

Only outside directors are eligible to participate in the SOPOD, so all options that may be granted thereunder will be granted to non-executive directors of AmSouth. The dollar value and number of shares to be received by participants is not determinable at this time. However, the options granted under the SOPOD in 2003 are described on page 21.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMSOUTH BANCORPORATION STOCK OPTION PLAN FOR OUTSIDE DIRECTORS.

ITEM 6—SHAREHOLDER PROPOSAL

The Central Laborers’ Pension Fund, P.O. Box 1267, Jacksonville, Illinois 62651, which as of November 7, 2003, the date of its proposal, was the beneficial holder of more than $2,000 worth of shares of AmSouth common stock, has informed AmSouth that it intends to present the following proposal and supporting statement at the 2004 Annual Meeting. In accordance with applicable proxy regulations, the proposal and supporting statement, which are presented as received by AmSouth, are set forth below.

Political Disclosure Resolution

Resolved, that the shareholders of AmSouth Bancorporation (“Company”) hereby request that the Company prepare and submit to the shareholders of the Company:

1.	A report, updated annually, disclosing its policies for political contributions (both direct and indirect) made with corporate funds. The reports shall include, but not be limited to, contributions and donations to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527. This Report shall be disclosed to shareholders through the Company’s web site or to shareholders in published form.
2.	A semi-annual report of political contributions, disclosing monetary and non-monetary contributions to candidates, parties, political committees and other organizations and individuals described in paragraph 1. This report shall contain the following information:
a.	An accounting of the Company’s funds contributed or donated to any of the persons described above;
b.	A business rationale for each of the Company’s political contributions or donations; and
c.	Identification of the person or persons in the Company who participated in making the decisions to contribute or donate.

Statement of Support: As long-term shareholders of AmSouth Bancorporation, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

Currently, AmSouth Bancorporation is not required to disclose political contributions made with corporate funds. Company executives exercise unbridled discretion over the use of corporate resources for political purposes. They make decisions unilaterally and without a stated business rationale for such donations.

The result is that shareholders are unaware of how and why the Company chooses to make corporate contributions and the political ends being furthered by the gift of corporate funds. Company officials may, in fact, be funding groups and candidates whose agendas are antithetical to the interests of it, its shareholders and its stakeholders.

That is the case with the $185,000 contributed by AmSouth Bancorporation in the 2002 election cycle. The Center for Responsive Politics, a leading campaign finance watchdog organization, reported that the Company’s money went to major party committees and congressional campaign dinners. However, shareholders do not know whether that is the full extent of the Company’s contributions. According to press reports, some companies make substantial contributions that are not generally known to the public to political committees associated with certain political figures. Those committees, in turn, use the company’s money in ways that could pose problems for the company’s reputation.

Absent a system of accountability, corporate executives will be free to use the Company’s assets for political objectives not shared by and may be inimical to the interests of shareholders. There is currently no single source of information providing disclosure to the Company’s shareholders on this issue. That is why we urge your support for this critical governance reform.

Board of Directors Recommendation and Statement

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

Why the Board of Directors Unanimously Recommends that Shareholders Vote Against the Proposal

Like most public companies, AmSouth periodically makes contributions to various causes, both for charitable reasons and in furtherance of AmSouth’s other legitimate business interests.

Federal and state law already contain detailed provisions about the disclosure of political contributions. The Board of Directors believes that these disclosure requirements represent the reasoned judgment of the nation’s publicly-elected legislators and, as such, provide AmSouth’s shareholders with adequate disclosure about AmSouth’s political contributions. Accordingly, the Board of Directors believes that adopting this Proposal would not be of any additional value to shareholders but would instead only result in AmSouth needlessly expending funds and other resources on unnecessary and duplicative publications.

FOR THESE REASONS, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” ITEM 6.

VOTING PROCEDURES

Under the Delaware General Corporation Law and AmSouth’s bylaws, the presence in person or by proxy of a majority of the outstanding shares of common stock is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or the proxy abstains from voting on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter.

Once a quorum of the shareholders is established, the following votes are required to approve each item of business at the meeting:

•	Election of Directors: A plurality of the votes of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the election of directors (Item 1).

•	Other Items: An affirmative vote of the majority of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the other items of business (Items 2, 3, 4, 5 and 6 and any other business).

Abstentions and broker non-votes will not have an effect on the outcome of the election of directors. With respect to Items 2 through 6, broker non-votes will not have an effect on the outcome of these items; however, abstentions will have the same effect as a vote “against” those items.

INDEPENDENT PUBLIC ACCOUNTANTS

General

The independent public accounting firm recommended by the Audit Committee of the Board of Directors for the calendar year 2004, subject to shareholder ratification, is Ernst & Young LLP (“E&Y”). Representatives of E&Y are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. New regulations regarding fees paid to independent auditors became effective after the proxy statement provided in connection with AmSouth’s Annual Meeting in 2003. These new rules require disclosure of fees in additional categories and for the two prior years, instead of one, and clarify the categorization of certain types of fees. As a result, the fees disclosed for 2002 in this proxy statement differ slightly from those disclosed for 2002 in the 2003 proxy statement.

Audit Fees

The aggregate fees paid E&Y for professional services rendered for the audit of AmSouth’s annual financial statements for the fiscal years ended December 31, 2002 and December 31, 2003 and for the reviews of the financial statements included in AmSouth’s Quarterly Reports on Form 10-Q, statutory audits and registration statements for those fiscal years were $933,500 and $1,195,000, respectively.

Audit-Related Fees

The aggregate “Audit-Related Fees” paid by AmSouth to E&Y for the fiscal years ended December 31, 2002 and December 31, 2003 were $267,500 and $298,800, respectively. Audit-Related Fees include various attestation services under professional standards, employee benefit plan audits and internal control reviews.

Tax Fees

AmSouth paid E&Y “Tax Fees” of $251,300 and $36,300 for the fiscal years ending December 31, 2002 and December 31, 2003, respectively. Tax Fees include tax compliance and advisory (in 2002 only) services.

All Other Fees

The aggregate fees billed by E&Y for services rendered to AmSouth, other than the services described above, for the fiscal years ended December 31, 2002 and December 31, 2003 were $88,000 and $98,300, respectively. All Other Fees relate primarily to annual maintenance payments related to cash management advisory services.

Pre-Approval Policies and Procedures

The Audit Committee’s pre-approval policies and procedures with respect to audit and permitted non-audit services provided by AmSouth’s independent public accountants are contained in the Committee charter attached hereto as Appendix A. All audit and permitted non-audit services must be preapproved by the Audit Committee, but the Chairman of the Committee may grant preapprovals of all such services, provided that the decision to grant such preapproval shall be presented to the Audit Committee at its next regularly scheduled meeting.

MISCELLANEOUS INFORMATION

Shareholder Proposals

In order to be included in the proxy materials for AmSouth’s 2005 Annual Meeting, shareholder proposals submitted to AmSouth in compliance with SEC Rule 14a-8 (which concerns shareholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at AmSouth’s executive offices on or before November 15, 2004. Pursuant to SEC Rules 14a-4 and 14a-5 (which concern the exercise of discretionary voting authority when a shareholder commences his or her own proxy solicitation outside of the processes of Rule 14a-8) shareholders are advised that under the advance notice provisions of AmSouth’s bylaws a shareholder proposal will be considered untimely with respect to the 2005 Annual Meeting if received by AmSouth after February 14, 2005. For more information on the advance notice provisions of AmSouth’s bylaws see “Director Nomination Process”, below.

Director Nomination Process

The Corporate Governance Committee of the AmSouth Board of Directors (the “Committee”) performs the functions of a nominating committee. All members of the Committee are independent under the standards of the NYSE. The Committee’s charter is available on AmSouth’s website at www.amsouth.com in the Corporate Governance Section of the Investor Relations Resource Center.

The Committee will consider candidates recommended by shareholders if the shareholder follows the procedures required by AmSouth’s bylaws. AmSouth’s bylaws require shareholders who wish to submit to the Annual Meeting of Shareholders nominations of persons for election to the Board of Directors to follow certain procedures. The shareholder must give notice in writing of the nomination to the Corporate Secretary of AmSouth, P.O. Box 11007, Birmingham, Alabama 35288, not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. However, if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be delivered not earlier than the close of business on the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by AmSouth. The shareholder must be a shareholder of record at the time the notice is given. The shareholder’s notice must set forth (a) as to each nominee all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected) and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of the shareholder, as they appear on AmSouth’s books, and of such beneficial owner and (ii) the number and class of shares of AmSouth owned of record and beneficially by such shareholder and such beneficial owner.

The Committee has not adopted any specific minimum qualifications that must be met by a nominee or any specific qualities or skills that are necessary for one or more of the directors to possess. However, the Corporate Governance Guidelines adopted by the Board do contain the following provisions regarding director qualifications and the composition of the Board:

•	The Board will have a majority of directors who meet the criteria for independence required by the NYSE.

•	The Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members’ qualifications as independent, as well as consideration of diversity, age, skills and experience.

•	A director should not normally serve on the board of more than three other public companies. However, in certain circumstances it may be appropriate for the Committee to approve service on a greater number of boards, but not more than five.

•	No director may be nominated for a new term if he or she would be age 70 at the time of the election.

In addition, the NYSE rules, regulations applicable to banking organizations and SEC rules require that members of the Audit Committee of AmSouth meet certain independence criteria and possess certain attributes regarding financial literacy and expertise in financial matters. The Committee may take these matters into consideration in determining whether to recommend a nominee.

The Committee has no specifically defined process for identifying and evaluating nominees. Historically, candidates for Board membership have been identified and recommended by current Board members. This usually occurs in anticipation of the retirement of an incumbent director. There is no difference in the manner in which the Committee evaluates nominees for director based on whether a nominee is recommended by a shareholder.

The Company may from time to time engage a third party to identify or evaluate or assist in identifying or evaluating potential nominees. During the past year, the Company did not pay a fee to any third party for such service.

Director nominee Nielsen is an incumbent director standing for re-election. Director nominee Thomas was elected by the Board of Directors in 2002 to fill a vacancy and was recommended by an executive officer other than the Chief Executive Officer.

Communications Between Shareholders and the Board of Directors

AmSouth’s Board of Directors is accountable to shareholders and therefore wishes to provide a means for shareholders to communicate with directors. We believe that disclosing how to so communicate may help make board operations more transparent to shareholders who have questions or concerns about matters that are within the board’s purview. Shareholders desiring to communicate with the entire Board of Directors, the non-management directors as a group or any individual director or committee chairmen should send their comments to:

Office of Corporate Secretary

AmSouth Bancorporation

P.O. Box 11007

Birmingham, AL 35288

The initial determination of whether communications will be relayed to board members will be made by the Corporate Secretary. All communications will be relayed unless they are clearly inappropriate for consideration by the directors, such as personal grievances, routine customer complaints and similar matters. Where appropriate, the Corporate Secretary will refer personal or customer service issues to the area of the Company that may best assist the shareholder. This process was approved by the Board of Directors, including all non-management directors.

If you have concerns or complaints relating to accounting, internal accounting controls or auditing matters, you should send them to the address shown above, and the Corporate Secretary will forward them to the Audit Committee. You need not disclose your identity in such correspondence.

Meetings of Non-Management Directors

AmSouth’s Corporate Governance Guidelines require that the non-management directors meet in executive session at least twice a year. The senior-most director present will preside. See “Communications Between Shareholders and the Board of Directors” above regarding communication with these directors.

Director Attendance at the Annual Meeting

It is the policy of AmSouth that all directors should attend the Annual Meeting of Shareholders unless there is an unavoidable scheduling conflict or another valid reason for not attending, such as illness, a death in the family or other similar matters. Last year all of the directors attended the Annual Meeting.

Annual Report on Form 10-K

A copy of AmSouth’s Annual Report on Form 10-K for the year ended December 31, 2003 will be furnished without charge to any shareholder who requests such report in writing from Investor Relations, AmSouth Bancorporation, P.O. Box 11007, Birmingham, Alabama 35288.

APPENDIX A

AUDIT COMMITTEE

Purpose

The Audit Committee oversees the audit functions for the Company.

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. The Committee will report regularly to the Board of Directors and will review with the Board any issues that arise regarding any of the foregoing items.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. The Audit Committee shall comply with the rules regarding financial expertise as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Chairman may grant preapprovals of audit and permitted non-audit services, provided that decisions of the Chairman to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

(1)	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

(2)	Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

(3)	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

(4)	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(5)	Discuss with the Company’s external auditors any issues arising from their review prior to the release of earnings. This discussion may be held with the Chairman.

(6)	Discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. This may be done generally, and the Committee does not have to discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

(7)	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

(8)	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(9)	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

(10)	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

(11)	Review and evaluate the lead partner of the independent auditor team.

(12)	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, (d) any material issues on which the national office of the independent auditor was consulted by the Company’s audit team and (e) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

(13)	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

(14)	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

(15)	Review the appointment and replacement of the senior internal auditing executive.

(16) Review	the significant reports to management prepared by the internal auditing department and management’s responses.

(17)	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

(18)	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

(19)	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct and other similar policies. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct and other similar policies.

(20)	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(21)	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

(22)	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

(23)	Set clear hiring policies for employees or former employees of the independent auditors.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX B

DIRECTOR INDEPENDENCE AND CATEGORICAL STANDARDS

Under the AmSouth Corporate Governance Guidelines and New York Stock Exchange (“NYSE”) rules, the AmSouth Bancorporation Board of Directors must have a majority of independent directors. The current NYSE rules contain the following minimum requirements for independence.

(1)	A director who is an employee, or whose immediate family member is an executive officer, is not independent until three years after the end of such employment relationship.

(2)	A director who receives, or whose immediate family member receives, more than $100,000 in any twelve-month period in direct compensation from the company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided the compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation. Compensation received by an immediate family member for service as a non-executive employee of the company does not have to be considered in determining independence.

(3)	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

(4)	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of AmSouth’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

(5)	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, AmSouth for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold. Charitable organizations are not considered companies for purposes of this rule. However, the company must disclose in its annual proxy statement any charitable contributions made by the company to any charitable organization for which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

For purposes of the NYSE rules an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

In addition to the requirements described above, the NYSE rules provide that no director qualifies as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that had a relationship with the company). The rules require that the basis for the board’s determination that a relationship is not material must be disclosed in the annual proxy statement. However, a board may adopt and disclose categorical standards to assist it in making determinations of independence and may make a general disclosure if a director meets these standards. Any determination of independence for a director who does not meet these standards must be specifically explained. The company must disclose any standard it adopts. It may then make the general statement that the independent directors meet the standards set by the board without detailing particular aspects

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of the immaterial relationships between individual directors and the company. Consistent with these rules, the AmSouth Board of Directors has adopted the following categorical standards for determining independence of Board members:

To be considered independent, a director must meet all of the independence criteria of Section 303A.02 (b) of the NYSE Listed Company Manual, which are summarized above in items (1) through (5), except that, as provided in the NYSE rules, the three-year look-back provisions will be phased in by applying a one-year look-back until November 4, 2004, when the three-year look-back will take effect.

A director will not fail to be deemed “independent” solely as a result of lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts, estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between AmSouth and its subsidiaries, on the one hand, and the director or a company with which the director is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other, provided that:

(1)	such relationships are in the ordinary course of business of AmSouth and are on substantially the same terms as those prevailing at the time for comparable transactions with nonaffiliated persons; and

(2)	with respect to extensions of credit by AmSouth or its subsidiaries to such director or affiliated company or its subsidiaries, such extensions of credit (a) have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of Sarbanes-Oxley Act), and (b) no event of default has occurred under this loan.

A director will not fail to be deemed independent because of charitable contributions made to any charitable organizations of which the director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

For relationships that do not meet the categorical standards, the determination of whether the relationship is material or not and therefore whether the director is independent or not will be made by the directors who satisfy the independence and categorical standards tests. For example, the directors could determine that a charitable giving situation that did not meet the categorical standards criteria was nevertheless immaterial under the particular circumstances and find that the affected director is independent. The Board would explain in the next annual proxy statement the basis for any board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality described above.

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APPENDIX C

EMPLOYEE STOCK PURCHASE PLAN

Stock Purchase Plan

This booklet (excluding the Table of Contents) constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933. AmSouth Bancorporation is sometimes referred to herein as “AmSouth” or “the Company.”

The following, in question and answer form, are the provisions of the AmSouth Bancorporation Employee Stock Purchase Plan. The Plan was originally adopted in 1986 and 600,000 shares of AmSouth Bancorporation Common Stock were authorized for issuance pursuant to the Plan. The number of shares authorized for issuance under the Plan has been increased from time to time. The Plan was amended and restated effective January 1, 2000. While the Plan is expected to be of long-term and indefinite duration, the Company may from time to time modify, amend or terminate the Plan, without prior notice.

I.	PURPOSE

A.	What is the purpose of the Employee Stock Purchase Plan?

II.	ADVANTAGES

A.	What are the advantages of the Plan?

III.	PARTICIPATION

A.	Who is eligible to participate?

B.	How do I become a participant?

IV.	PURCHASES

A.	How may I purchase shares of stock under the Plan?

B.	When may I purchase shares of stock under the Plan?

C.	How many shares of AmSouth stock may I purchase under the Plan?

D.	Is there a minimum number of shares which must be purchased under the Plan?

E.	Are there any additional restrictions on my purchases under the Plan?

F.	May I purchase shares for someone else?

G.	May I purchase shares if I am on an approved leave of absence from AmSouth?

H.	How can I keep track of my purchases and payroll deductions?

V.	PURCHASE PRICE

A.	What is the Purchase Price of shares of AmSouth stock under the Plan?

B.	Are participants charged any fees in connection with purchases under the Plan?

VI.	AMSOUTH MATCHING CONTRIBUTIONS

A.	How much will the Company’s matching contribution be?

VII.	STOCK CERTIFICATES

A.	Will certificates be issued for shares of stock purchased under the Plan?

B.	When will stock certificates for stock purchased under the Plan be delivered?

VIII.	CERTAIN SHAREHOLDER RIGHTS

A.	Will I be able to receive dividends on shares purchased under the Plan?

B.	Can I sell the shares purchased under the Plan?

C.	Will I be able to vote my shares?

IX.	TERMINATION AS A PARTICIPANT

A.	How may I withdraw from the Plan or terminate as a Participant?

X.	OTHER INFORMATION

A.	What is the source of shares purchased under the Plan?

B.	What is the responsibility of the Company under the Plan?

C.	May the Plan be changed or discontinued?

XI.	SUPPLEMENTAL INFORMATION

A.	General

B.	Tax Consequences

C.	Administration of the Plan

D.	ERISA

I.	PURPOSE

A.	What is the purpose of the Employee Stock Purchase Plan?

This Plan has been set up to encourage and enable eligible employees of AmSouth and its subsidiaries to acquire AmSouth stock. Management believes that this Plan will help create expanded interest among employees in the profitable growth of AmSouth.

II.	ADVANTAGES

A.	What are the advantages of the Plan?

You may invest up to $2,000 each calendar year in purchases of AmSouth stock and the Company will contribute a 25% match toward your purchase(s).

You may invest up to $8,000 more each calendar year in purchases of AmSouth stock on an unmatched basis, for a maximum employee investment per calendar year of $10,000.

You will be charged no administrative fees or brokerage fees on your purchases of AmSouth stock under this plan.

III.	PARTICIPATION

A.	Who is eligible to participate?

Employees of AmSouth or its subsidiaries who are hired to work a minimum of twenty (20) hours per week are eligible to participate in the Plan. Participation in the Plan is purely voluntary.

No director, honorary director or advisory director of AmSouth or of its subsidiaries who is not also an eligible employee is eligible to participate.

B.	How do I become a participant?

You will automatically become a participant as of the first of the month coincident with or following your date of hire into a benefits eligible position, or the effective date of your placement into a benefits eligible position. Becoming a participant does not obligate you to make any purchase of AmSouth stock. Being a participant makes you eligible to purchase stock if you choose. You may sign up for payroll deduction purchases by completing an Employee Stock Purchase Plan Payroll Deduction Purchase form and returning it to Human Resources Employee Benefits Administration. Your form will be processed and payroll deductions will start as soon as administratively feasible. You may also make a direct purchase of AmSouth stock on any purchase date coincident with or following the date you become a participant in the Plan.

IV.	PURCHASES

A.	How may I purchase shares of stock under the Plan?

Once you are a participant, there are two ways you can purchase stock under the Plan. One way is through payroll deduction. Just complete an Employee Stock Purchase Plan Payroll Deduction Purchase form (the Form) and return it to Human Resources Employee Benefits Administration. You can have a minimum of $25.00 and a maximum of $416.50 contributed on an after tax basis per semi-monthly pay period. This results in a minimum of $50.00 per month and a maximum of $833 per month. The specific dollar amount you want withheld for stock purchase must be specified on the Form. Deductions can be increased, decreased, stopped or started on any pay period, as long as changes are received by payroll cutoff dates.

The second way to purchase stock is by direct purchase by personal check. Send in your check for any amount (up to $10,000 per calendar year see Question VI A for the limits on the Company’s matching) to Human Resources Employee Benefits Administration Department together with a completed Purchase Request Form.

Both forms are available from your Human Resources Representative or at inside.amsouth or the Human Resources Employee Benefits Administration Department. A participant may not use funds in an IRA to make a purchase.

You may use both methods to purchase stock, as long as you do not exceed the $10,000 per calendar year limit.

B.	When may I purchase shares of stock under the Plan?

Shares will be purchased on the last business day of each month (the Purchase Dates), subject to the maximum amount (see Question IV C below) and the minimum purchase rule (see Question IV D below). Funds accumulated through payroll deduction and all checks and Purchase Request Forms received in the Human Resources Employee Benefits Administration Department, AHP-7 in Birmingham by 3:00 p.m. Central Time on the day prior to each Purchase Date will be used to buy stock as of the Purchase Date.

For your purchases to be processed, you must remain a participant in active employment through the Purchase Date or be on an approved leave of absence.

C.	How many shares of AmSouth stock may I purchase under the Plan?

The number of shares purchased for you will be equal to the total amount of money you send in and/or accumulate through payroll deductions, plus the Company’s contribution (if any), divided by the Purchase Price per share. The Purchase Price (see Question V A) will be the price of AmSouth Bancorporation common stock on the NYSE as of the close of business on the purchase date. The maximum amount you can invest each calendar year is $10,000.

There are no brokerage fees. A minimum of ten (10) shares must be purchased. Fractional shares will not be issued. If you are purchasing through payroll deduction, excess funds available from fractional shares will remain available for use on next available purchase date. Excess funds resulting from a direct purchase will be refunded on the next available payroll date as a non-taxable contribution.

D.	Is there a minimum number of shares which must be purchased under the Plan?

Yes. No fewer than ten (10) shares can be purchased at a time. If you use payroll deduction to purchase AmSouth stock and your accumulated funds (plus the Company matching contribution, if any) are not enough to purchase ten (10) shares, the funds will carry over to the next Purchase Date. If you send in a check to purchase AmSouth stock, and your check (plus the Company matching contribution, if any) is not enough to purchase ten (10) shares, your check will be returned to you.

E.	Are there any additional restrictions on my purchases under the Plan?

Yes. You may not purchase stock under this Plan if, immediately after the purchase, you would own five (5) percent or more of the total combined voting power or value of all classes of stock of AmSouth Bancorporation or any of its subsidiaries. The following rules apply solely for the purpose of determining whether your purchases are limited under the preceding sentence:

•	You will be considered the owner of stock which you may purchase under outstanding stock options;

•	You will be considered the owner of stock which is owned, directly or indirectly, by or for your spouse, ancestors, lineal descendants, brothers and sisters (including half-brothers and half-sisters); and

•	If you are a shareholder of a corporation, a partner in a partnership or a beneficiary of a trust or estate, you will be considered the owner of a proportional share of the stock owned, directly or indirectly, by or for the corporation, partnership, trust or estate.

F.	May I purchase shares for someone else?

No. Any purchases you make under the Plan must be made in your name alone.

G.	May I purchase shares if I am on an approved leave of absence from AmSouth?

Yes. If you are a participant in the Plan on an approved leave of absence, you may purchase shares of stock under the Plan.

H.	How can I keep track of my purchases and payroll deductions?

Your pay voucher will reflect your after tax contributions for stock purchases and any Company match (imputed income).

V.	PURCHASE PRICE

A.	What is the Purchase Price of shares of AmSouth stock under the Plan?

On each Purchase Date (see Question IV B), the Purchase Price will be that day’s closing price of AmSouth stock on the New York Stock Exchange.

If, on a Purchase Date, there is no trading in AmSouth stock on the New York Stock Exchange (or if trading is halted or suspended) for a substantial amount of time during the day, or if publication of the sales price of AmSouth stock on that day does not take place or contains a reporting error, the Purchase Price of shares will be determined by the Company on the basis of any market quotations it shall deem appropriate. No shares will ever be purchased from the Company under the Plan at less than the par value ($1.00 per share.)

B.	Are participants charged any fees in connection with purchases under the Plan?

No. You will incur no brokerage commissions or service charges for purchases made under the Plan. All costs of administration of the Plan will be paid by the Company. AmSouth does not cover service charges (i.e., brokerage fees) associated with the sale of stock purchased through the Plan.

VI.	AMSOUTH MATCHING CONTRIBUTIONS

A.	How much will the Company’s matching contribution be?

Remember that the Company will make matching contributions only with regard to the first $2,000 you invest under the Plan in any calendar year. This amount will not carry over from year to year. With this in mind, the Company will match your purchase at $.25 on the dollar up to the first $2,000. So if you spend $2,000, you will have $2,500 available (due to the 25% match) to purchase stock. This company match is considered as taxable income and will be reflected as such as soon as is practical within the payroll system for purpose of withholding appropriate taxes. Both direct purchases by check and purchases by payroll deduction apply toward the annual match maximum.

VII.	STOCK CERTIFICATES

A.	Will certificates be issued for shares of stock purchased under the Plan?

Yes. AmSouth stock shares will be issued on one stock certificate in the name of the participant only and either (1) deposited to an existing AmSouth Investment Services, Inc., brokerage account, (2) deposited to a newly established or existing dividend reinvestment account with Bank of New York, or (3) mailed to a participant’s home address. Issuance may require thirty (30) days or more. Once the shares are issued, they are available for sale on an unrestricted basis (with very limited exceptions), but the employee will be totally responsible for any brokerage commissions. Certificates will be issued in your name only.

B.	When will stock certificates for stock purchased under the Plan be delivered?

If you request that certificates be mailed to you, they will ordinarily be sent to you within thirty (30) days of the Purchase Date, if the shares are purchased from the Company.

When shares are purchased in the open market, these purchases will be made as soon as practical and within thirty (30) days of the Purchase Date, unless a longer period is necessary or advisable because of Federal Securities Laws.

Therefore, delivery of stock certificates to you may take longer than thirty (30) days. If you are having your stock sent to a brokerage account, or deposited into your AmSouth Dividend Reinvestment Account, these transactions will be made as soon as practical and normally and within thirty (30) days of the Purchase Date.

VIII.	CERTAIN SHAREHOLDER RIGHTS

A.	Will I be able to receive dividends on shares purchased under the Plan?

Yes. You will be just like any shareholder of AmSouth Bancorporation. If and when the Board of Directors of the Company declares any cash dividend, stock dividend, etc., you will receive it as do other AmSouth shareholders.

B.	Can I sell the shares purchased under the Plan?

Yes. The shares you purchase under the Plan are your property. You may dispose of them at any time you wish.

As an employee of AmSouth, you must be cautious that you do not buy or sell stock while in possession of inside information, as this could subject you to liability under the Federal Securities Laws. If you have any questions in this area, please call the AmSouth Law Department.

C.	Will I be able to vote my shares?

Yes. As a shareholder of AmSouth, you will receive all information provided to shareholders, including a proxy statement and a proxy to vote your shares.

IX.	TERMINATION AS A PARTICIPANT

A.	How may I withdraw from the Plan or terminate as a Participant?

You will automatically terminate as a participant if you terminate employment or move to a non-benefits eligible position. You may stop your payroll deduction for stock purchases at any time by notifying Human Resources Employee Benefits Administration.

Upon termination of participation or movement to a non-benefits eligible position, your accumulated contributions and matching funds (if any) will be applied towards the purchase of stock on the next Purchase Date, and any remaining funds (i.e., funds insufficient to purchase ten (10) shares or a fractional share amount) will be refunded to you.

X.	OTHER INFORMATION

A.	What is the source of shares purchased under the Plan?

Shares purchased under the Plan will be, at the Company’s discretion, either newly issued shares, shares already owned by the Company (treasury stock), or shares purchased for Plan participants in the open market, or a combination. Newly issued shares and treasury stock will be purchased directly from the Company. The decision whether to purchase shares in the open market will be made by the Company based upon general market conditions, the relationship between purchase price and book value per share, regulatory requirements and other factors.

B.	What is the responsibility of the Company under the Plan?

Neither the Company, its Board of Directors, the AmSouth Benefits Committee, the Human Resources Employee Benefits Administration Department, or any other person will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of the purchase or distribution of a participant’s stock.

No one can assure you or any participant of a profit or protect against a loss on the stock purchased under the Plan.

C.	May the Plan be changed or discontinued?

Yes. The Company reserves the right to suspend, modify or terminate the Plan at any time, without prior notice.

XI.	SUPPLEMENTAL INFORMATION

A.	General

AmSouth Bancorporation (the “Company”) has filed a registration statement with the Securities and Exchange Commission (“SEC”) regarding the shares to be issued under the Employee Stock Purchase Plan (the “Plan”) and various documents filed by the Company with the SEC are incorporated by reference in the registration statement and are hereby incorporated by reference in this prospectus. Also incorporated by reference in this prospectus is AmSouth’s Registration Statement on Form 8-A, filed on March 12, 1998, with respect to AmSouth’s Stockholder Protection Rights Agreement (and any amendment or report filed for the purpose of updating such description). Copies of these documents, other than certain exhibits, and certain other documents required to be delivered to Plan participants, including the Company’s Annual Report to Shareholders and Annual Report on Form 10-K, are available without charge upon request made to AmSouth Bancorporation, P.O. Box 11007, Birmingham, Alabama 35288 (telephone 205-583-4439).

The Company has previously notified certain individuals of procedures that should be followed with respect to sales of AmSouth stock received under the Plan or otherwise.

B.	Tax Consequences

The Company’s matching contribution to your purchase of stock is includable in your gross income as imputed income for state and federal purposes as of the Purchase Date (as defined in the Plan). Both state and Federal income tax must be withheld with respect to the Company contribution. The Company will take this withholding out of your base pay as soon as practicable after a Purchase Date.

In addition, both the employee and employer portions of FICA (Social Security) are due on the amount of the Company contribution.

Your tax “basis” in your stock, under current federal income tax laws, will be the total amount paid by you and by the Company as if you had provided the entire purchase price for all shares acquired. The foregoing is only an outline of the Company’s understanding of some of the applicable federal tax provisions. For further information on federal or any state tax laws or with respect to changes in tax laws after the date of this Prospectus, you should consult with your own tax advisors.

The Company is entitled to a tax deduction for the amount it contributes to your purchase and for its expenses of operating the Plan, including any brokerage commissions which it pays.

C.	Administration of the Plan

The Plan is administered by the AmSouth Benefits Committee (the Committee) which is composed of seven senior officers of the Company. The Human Resources Benefits Administration Department manages the day-to-day operation of the Plan. The Committee has the authority to interpret the Plan and make any decisions necessary or advisable in administering the Plan. All decisions made by the Committee are final and binding.

A current list of the Committee members and additional information about the Plan and its administration will be provided to any participant upon written request to the Human Resources Employee Benefits Administration Department, P.O. Box 11007, Birmingham, Alabama 35288 (telephone 1-877-562-8383, option 1).

D.	ERISA

The Employee Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, popularly known as ERISA, nor is it a “qualified plan” under Section 401(a) or section 423 of the Internal Revenue Code of 1986, as amended (the Code).

APPENDIX D

1996 LONG TERM INCENTIVE COMPENSATION PLAN, AS AMENDED

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

1.1	ESTABLISHMENT OF THE PLAN. AmSouth Bancorporation, a Delaware corporation (hereinafter referred to as the Corporation), hereby establishes an incentive compensation plan to be known as the AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan (hereinafter referred to as the Plan), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units. Subject to approval by the Corporation’s stockholders, the Plan shall become effective as of April 18, 1996 (the Effective Date) and shall remain in effect as provided in Section 1.3 hereof.

1.2	OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s objectives and which link the interests of Participants to those of the Corporation’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3	DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after April 18, 2006.

ARTICLE 2. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1.	“AWARD” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

2.2.	“AWARD AGREEMENT” means an agreement entered into by the Corporation and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

2.3.	“BENEFICIAL OWNER” or “BENEFICIAL OWNERSHIP” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4.	“BOARD” or “BOARD OF DIRECTORS” means the Board of Directors of the Corporation.

2.5.	“CAUSE” shall be determined by the Committee, in exercise of good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:

(i)    The willful and continued failure by the Participant to substantially perform his duties (other than any such failure resulting from the Participant’s Disability), after a written demand for substantial performance is delivered by the Committee to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his duties, and the Participant has failed to remedy the situation within thirty (30) calendar days of receiving such notice; or

(ii)   The Participant’s conviction for committing an act of fraud, embezzlement, theft, or another act constituting a felony; or

(iii) The willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company, as determined by the Committee. However, no act or failure to act, on the Participant’s part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

2.6.	“CHANGE IN CONTROL” of the Corporation shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a)   Any Person (other than those Persons in control of the Corporation as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation or other entity owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding securities; or

(b)   During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Corporation’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute at least sixty percent (60%) thereof; or

(c)   The stockholders of the Corporation approve: (i) a plan of complete liquidation of the Corporation; or (ii) an agreement for the sale or disposition of all or substantially all the Corporation’s assets; or (iii) a merger, consolidation, or reorganization of the Corporation or any Subsidiary with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent

(either by remaining outstanding or by being converted into voting securities of the surviving entity), at least sixty percent (60%) of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization. However, in no event shall a Change in Control be deemed to have occurred, with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. The Participant shall be deemed part of a purchasing group for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee Directors who were Directors prior to the transaction, and who continue as Directors following the transaction).

2.7.	“CODE” means the Internal Revenue Code of 1986, as amended from time to time.

2.8	“COMMITTEE” means the Executive Compensation and Benefits Committee of the Board, as specified in Article 3 herein, or such other committee or person as may administer the Plan or grants of Awards under the Plan in accordance with Article 3 hereof.

2.9.	“COMPANY” means AmSouth Bancorporation, and also means any corporation of which a majority of the voting capital stock is owned directly or indirectly by AmSouth Bancorporation or by any of its Subsidiaries, and any other corporation designated by the Committee as being a Company hereunder (but only during the period of such ownership or designation).

2.9.1.	“CORPORATION” means AmSouth Bancorporation, a Delaware corporation.

2.10.	“COVERED EMPLOYEE” means an Employee who the Committee anticipates at the time an Award is granted to such Employee will be, as of the last day of the Company’s taxable year in which a taxable event with respect to such Award may occur, a “covered employee”, as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.11.	“DIRECTOR” means any individual who is a member of the Board of Directors of the Corporation.

2.12.	“DISABILITY” as applied to a Participant, means that the Participant (i) has established to the satisfaction of the Committee that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e) (3) of the Code), and (ii) has satisfied any requirement imposed by the Committee in regard to evidence of such disability.

2.13.	“EFFECTIVE DATE” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.14.	“EMPLOYEE” means any key officer or employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

2.15.	“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16.	“FAIR MARKET VALUE” shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.17.	“FREESTANDING SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.18.	“INCENTIVE STOCK OPTION” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.19.	“INSIDER” shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Corporation’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.20.	“NONEMPLOYEE DIRECTOR” means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

2.21.	“NONQUALIFIED STOCK OPTION” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.22.	“OPTION” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.23.	“OPTION PRICE” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24.	“PARTICIPANT” means an Employee who has outstanding an Award granted under the Plan. The term Participant shall not include Nonemployee Directors.

2.25.	“PERFORMANCE-BASED EXCEPTION” means the performance-based compensation exception set forth in Code Section 162(m)(4)(C) from the tax deductibility limitations of Code Section 162(m).

2.25.1.	“PERFORMANCE SHARE” means a right granted pursuant to Article 8A to receive a specified number of Shares at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are satisfied.

2.25.2.	“PERFORMANCE UNIT” means a right granted pursuant to Article 8B to receive a specified amount of money at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are satisfied.

2.26.	“PERIOD OF RESTRICTION” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares of Restricted Stock are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.27.	“PERSON” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

2.28.	“RESTRICTED STOCK” means an Award granted to a Participant pursuant to Article 8 herein.

2.29.	“RETIREMENT” as applied to a Participant, means the Participant’s termination of employment in a manner which qualifies the Participant to receive immediately payable retirement benefits under the AmSouth Bancorporation Retirement Plan, under the successor or replacement of such Retirement Plan if it is then no longer in effect, or under any other retirement plan maintained or adopted by the Company which is determined by the Committee to be the functional equivalent of such Retirement Plan.

2.30.	“SHARES” means common stock of AmSouth Bancorporation, par value $1.00 per share.

2.31.	“STOCK APPRECIATION RIGHT” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

2.32.	“SUBSIDIARY” means any corporation, partnership, joint venture or other entity in which the Company directly or indirectly has a majority voting interest.

2.33.	“TANDEM SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3. ADMINISTRATION

3.1.

THE COMMITTEE. The Plan shall be administered by the Executive Compensation and Benefits Committee of the Board, or by any other committee appointed by the Board to administer the Plan. Unless the Board determines otherwise, each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or any successor provision, and an

“outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and the Treasury Regulations thereunder. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2.	AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, including Section 3.4, the Committee shall have full power and discretion to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Without limiting the generality of the foregoing, the Committee shall have the authority to establish and administer performance goals applicable to Awards under the Plan, and the authority to certify that such performance goals are attained, within the meaning of Treasury Regulation Section 1.162-27(c)(4). Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

3.3.	DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

3.4.	GRANTS TO NON-INSIDERS BY CHIEF EXECUTIVE OFFICER. To the extent permissible under governing rules and regulations, and, in particular, Sections 141(c) and 157(c) of the General Corporation Law of Delaware, the Chief Executive Officer of the Company shall have the authority to make and administer grants of Awards under this Plan to non-Insiders upon such terms and conditions as the Chief Executive Officer shall determine; provided, however, that the total number of Awards granted by the Chief Executive Officer each year shall be subject to approval by the Committee. The Chief Executive Officer shall not have authority to make or administer grants of Awards to Covered Employees.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1.

NUMBER OF SHARES AVAILABLE FOR GRANTS; MAXIMUM AWARDS. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be fifty four million, two hundred eighty-one thousand, two hundred fifty (54,281,250). Notwithstanding the foregoing, the number of Shares of Restricted Stock granted pursuant to Article 8 herein plus the number of Shares that may be issued pursuant to Performance Shares and Performance Units shall not exceed an amount equal to thirty percent (30%) of the total number of Shares reserved for issuance under the Plan. Neither (a) Shares that are issued in respect of awards that the Corporation or a Subsidiary either assumes in, or substitutes for awards that were issued by another party (or its predecessor) in, a merger, consolidation, or acquisition or other transaction involving the Corporation or a Subsidiary, nor (b) Awards (other than Tandem SARs) that are settled in the form of cash, shall be counted against the foregoing number of Shares reserved for issuance under the Plan or the foregoing number of Shares that may be issued pursuant to Restricted Shares, Performance Shares and Performance Units. The maximum number of Shares with respect to which Options or SARs may be granted during any one fiscal year of the Corporation to any Employee, and the maximum aggregate number of Shares with respect to which any and all Awards (other than Options or SARs or Performance Units) that the Committee intends to qualify for the Performance-Based Exception may be granted in any one fiscal year of the Corporation to any single Covered Employee, shall each be nine hundred fifty thousand (950,000) Shares (prior to any adjustments for changes in capitalization after January 1, 2002 pursuant to Section 4.3 below) or, in the case of Awards other than Options or SARs or Performance Units, their equivalent in cash. No Employee may receive more than $4,000,000 (or the equivalent thereof in Shares) in payment of

Performance Units that (I) the Committee intends to qualify for the Performance-Based Exception and (II) are granted in any one fiscal year of the Corporation. If, after Performance Shares or Performance Units are earned, the delivery of Shares or cash is deferred, any additional Shares or amounts attributable to dividends or earnings during the deferral period shall be disregarded in applying the foregoing per Employee limitations.

4.2.	LAPSED AWARDS. If any Award granted under this Plan is canceled, rescinded, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan. However, if a Covered Employee’s Option is cancelled, the cancelled Option shall continue to be counted against the Section 4.1 maximum number of Shares with respect to which Options or SARs may be granted to such Covered Employee during the fiscal year of the Corporation in which the cancelled Option was granted.

4.3.	ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1.	ELIGIBILITY. Persons eligible to participate in this Plan include all Employees of the Company, including Employees who are members of the Board.

5.2.	ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount and terms and conditions of each Award.

ARTICLE 6. STOCK OPTIONS

6.1.	GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2.	AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

6.3.	OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4.	DURATION OF OPTIONS. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5.	DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with Options granted under this Plan. Such dividend equivalents may be payable in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

6.6.	EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.7.	PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, provided that the Participant held such previously acquired Shares for at least six months or purchased such Shares on the open market, or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b). The Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.8.	RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.9.	TERMINATION OF EMPLOYMENT. Each Option, to the extent it has not been previously exercised, shall terminate upon the earliest to occur of: (i) the expiration of the Option period set forth in the Option Award Agreement; (ii) for ISOs, the expiration of three (3) months following the Participant’s Retirement (following the Participant’s Retirement, NQSOs shall terminate upon the expiration of the Option period set forth in the Option Award Agreement); (iii) the expiration of twelve (12) months following the Participant’s death or Disability; (iv) immediately upon termination for Cause; or (v) the expiration of thirty (30) days following the Participant’s termination of employment for any reason other than Cause, Change in Control, death, Disability, or Retirement. Upon a termination of employment related to a Change in Control, Options shall be treated in the manner set forth in Article 13.

6.10.	NONTRANSFERABILITY OF OPTIONS.

(a)   INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)   NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

6.11	REPRICING. Without the prior approval by the requisite vote of the stockholders of the Company entitled to vote thereon, no Options issued under the Plan will be repriced, replaced or regranted through cancellation, or by lowering the Option Price of a previously granted award.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1.

GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

7.2.	EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3.	EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4.	SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5.	TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6.	PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying: (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by (b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7.	RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 of the Exchange Act (or any successor rule).

7.8.	TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

7.9.	NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8. RESTRICTED STOCK

8.1.	GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees in such amounts as the Committee shall determine. Without limiting the generality of the foregoing, Restricted Shares may be granted in connection with payouts under other compensation programs of the Company.

8.2.	RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3.	TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4.	OTHER RESTRICTIONS. Subject to Article 9 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws. At the discretion of the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5.	VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.6.	DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee establishes. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception. In the event that any dividend constitutes a derivative security or an equity security pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

8.7.	TERMINATION OF EMPLOYMENT. Upon a Participant’s death, Disability, or Retirement, all Restricted Shares shall vest immediately subject to any limitations under Code Section 162(m). Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Shares following termination of the Participant’s employment with the Company in all other circumstances. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however, that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Covered Employees shall occur at the time they otherwise would have, but for the employment termination.

ARTICLE 8A. PERFORMANCE SHARES

8A.1.	PERFORMANCE SHARE AWARDS. Subject to the terms and conditions of the Plan, the Committee may award any Employee the right to receive a specified number of Shares at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the Committee are satisfied (“Performance Shares”). The Committee may but need not provide that some but not all of the Performance Shares will be earned if the performance goal is partially attained.

8A.2.	PERFORMANCE GOALS AND RELATED MATTERS. The specified performance goal applicable to an award of Performance Shares may but need not consist, without limitation, of any one or more of the following: completion of a specified period of employment with the Company, achievement of financial or operational goals, and/or the occurrence of a specified circumstance or event. Any provision of the Plan to the contrary notwithstanding, Performance Shares that are intended to qualify for the Performance-Based Exception shall (a) “be paid solely on account of the attainment of one or more preestablished, objective performance goals” (within the meaning of Treasury Regulation 1.162-27(e)(2)) over a period of more than one year, which performance goals shall be based upon one or more of the performance measures set forth in Article 9, (b) otherwise be granted and administered in accordance with the applicable requirements of Code Section 162(m)(4)(C) and the Treasury Regulations thereunder, and (c) be subject to such other terms and conditions as the Committee may impose. The performance goal applicable to awards of Performance Shares, and the other terms and conditions of such awards, need not be the same for each award or each Participant.

8A.3.	FORM AND TIME OF SETTLEMENT. Performance Shares may be settled in the form of Shares or cash equal to the Fair Market Value of the Shares that would otherwise be delivered or a combination of both Shares and such cash, as the Committee may provide. Shares (or their cash equivalent) that are earned pursuant to a Performance Share Award may be delivered when the Shares are earned or at such other time or times as the Committee may provide, and may accrue amounts equivalent to dividends (which may but need not be deemed reinvested in Shares and settled in the form of Shares or cash, as the Committee may provide) prior to being delivered.

8A.4.	ACCELERATION. The Committee may but need not provide that, if the Participant’s death or Disability, a Change in Control, or another circumstance or event specified by the Committee occurs before the performance goal applicable to an award of Performance Shares is attained, and irrespective of whether the performance goal is thereafter attained, the Performance Shares will be earned in whole or in part (as the Committee may specify); provided that, with respect to Performance Shares that are intended to qualify for the Performance-Based Exception, the foregoing provisions of this Section 8A.4. shall apply only if and to the extent that they will not prevent such Performance Shares from qualifying for the Performance-Based Exception if the performance goal applicable to such Performance Shares is attained and the Participant’s death or Disability, a Change in Control, or any such other circumstance or event specified by the Committee does not occur.

8A.5.	TERMINATION OF EMPLOYMENT. The Committee may but need not provide for a Participant’s Performance Shares to be forfeited in whole or in part if such Participant’s employment by the Company terminates for any reason before Shares (or cash) are delivered in full settlement of such Performance Shares.

8A.6.	NON-TRANSFERABILITY. Except as otherwise provided in a Participant’s Performance Share Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

8A.7.	PERFORMANCE SHARE AGREEMENT. The terms and conditions of each award of Performance Shares shall be set forth in a written agreement signed by an officer of the Corporation authorized to do so.

ARTICLE 8B. PERFORMANCE UNITS

8B.1.	PERFORMANCE UNIT AWARDS. Subject to the terms and conditions of the Plan, the Committee may award any Employee the right to receive a specified amount of money at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the Committee are satisfied (“Performance Unit”). The Committee may but need not provide that some but not all of the specified amount of money will be earned if the performance goal is partially attained.

8B.2.	PERFORMANCE GOALS. The specified performance goal applicable to an award of Performance Units may but need not consist, without limitation, of any one or more of the following: completion of a specified period of employment with the Company, achievement of financial or operational goals, and/or the occurrence of a specified circumstance or event. Any provision of the Plan to the contrary notwithstanding, Performance Units that are intended to qualify for the Performance-Based Exception shall (a) “be paid solely on account of the attainment of one or more preestablished, objective performance goals” (within the meaning of Treasury Regulation 1.162-27(e)(2)) over a period of more than one year, which performance goals shall be based upon one or more of the performance measures set forth in Article 9, (b) otherwise be granted and administered in accordance with the applicable requirements of Code Section 162(m)(4)(C) and the Treasury Regulations thereunder, and (c) be subject to such other terms and conditions as the Committee may impose. The performance goal applicable to awards of Performance Units, and the other terms and conditions of such awards, need not be the same for each award or each Participant.

8B.3.	FORM AND TIME OF SETTLEMENT. Performance Units may be settled in the form of cash or Shares of equivalent Fair Market Value on the date on which cash would otherwise be paid or a combination of both cash and such Shares, as the Committee may provide. Cash (or the Share equivalent) that is earned pursuant to a Performance Unit Award may be paid when it is earned or at such other time or times as the Committee may provide, and may accrue amounts equivalent to interest or dividends (which may but need not be deemed reinvested in Shares and settled in the form of Shares or cash, as the Committee may provide) or another investment return specified by the Committee prior to being paid.

8B.4.	ACCELERATION. The Committee may but need not provide that, if the Participant’s death or Disability, a Change in Control, or another circumstance or event specified by the Committee occurs before the performance goal applicable to an award of Performance Units is attained, and irrespective of whether the performance goal is thereafter attained, the Performance Units will be earned in whole or in part (as the Committee may specify); provided that, with respect to Performance Units that are intended to qualify for the Performance-Based Exception, the foregoing provisions of this Section 8B.4. shall apply only if and to the extent that they will not prevent such Performance Units from qualifying for the Performance-Based Exception if the performance goal applicable to such Performance Units is attained and the Participant’s death or Disability, a Change in Control, or any such other circumstance or event specified by the Committee does not occur.

8B.5.	TERMINATION OF EMPLOYMENT. The Committee may but need not provide for a Participant’s Performance Units to be forfeited in whole or in part if such Participant’s employment by the Company terminates for any reason before cash (or Shares) are delivered in full settlement of such Performance Units.

8B.6.	NON-TRANSFERABILITY. Except as otherwise provided in a Participant’s Performance Unit Agreement, Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

8B.7.	PERFORMANCE UNIT AGREEMENT. The terms and conditions of each award of Performance Units shall be set forth in a written agreement signed by an officer of the Corporation authorized to do so.

ARTICLE 9. PERFORMANCE MEASURES

Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

(a) Net Income;

(b) Return on Equity;

(c) Earnings per Share;

(d) Return on Assets;

(e) Total Shareholder Return; and

(f) Return on Investment.

Subject to the terms of the Plan, each of these measures shall be defined by the Committee on a consolidated, Corporation, subsidiary or business unit basis, may but need not be in comparison with peer group performance, and may include or exclude discontinued operations, unusual items, non-recurring items, and extraordinary items, as determined by the Company’s auditors, and the effects of changes in accounting standards. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m)(4)(C).

ARTICLE 10. BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 11. DEFERRALS

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or objectives with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 12. RIGHTS OF EMPLOYEES

12.1.	EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

12.2.	PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 13. CHANGE IN CONTROL

13.1.	TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)   Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; and

(b)   Any restriction periods and restrictions imposed on Shares of Restricted Stock shall lapse; provided, however, that the degree of vesting associated with Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to Section 8.4 herein shall be determined in the manner set forth in Section 8.7 herein.

The effect, if any, of a Change in Control on outstanding awards of Performance Shares and Performance Units shall be determined in accordance with Sections 8A.4 and 8.B.4, respectively.

13.2.	TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards.

ARTICLE 14. AMENDMENT, MODIFICATION, AND TERMINATION

14.1.	AMENDMENT, MODIFICATION, AND TERMINATION. Subject to Section 13.2 herein, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon. The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

14.2.	ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may only be adjusted to the extent permissible under Code Section 162(m).

14.3.	AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

14.4.	COMPLIANCE WITH CODE SECTION 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 14, make any adjustments it deems appropriate.

ARTICLE 15. WITHHOLDING

15.1.	TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

15.2.	SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon payments relating to Performance Shares and Performance Units or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined up to the minimum statutory federal and state tax, including payroll taxes, required to be withheld on the transaction. All such elections shall be made in writing, signed by Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 16. INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

ARTICLE 17. SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

ARTICLE 18. LEGAL CONSTRUCTION

18.1.	GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.2.	SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.3.	REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.4.	SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

18.5.	GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, and the validity, interpretation and construction thereof, and the rights of all persons having or claiming to have any rights thereunder, shall be determined exclusively in accordance with and governed by the laws of the state of Delaware, without giving effect to the conflicts of laws principles of that state. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

18.6	PLAN NON-EXCLUSIVE. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or awards to officers, directors or employees of the Company, or to any class or group of such persons (including without limitation Employees), which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, stock incentive, stock option, stock purchase, retirement, pension or group insurance plan.

APPENDIX E

AMSOUTH BANCORPORATION

AMENDED AND RESTATED

STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

I.	Purpose

The purposes of this Stock Option Plan for Outside Directors are to align the interests of the outside directors of AmSouth Bancorporation (the “Corporation”) more closely with the interests of the Corporation’s shareholders, to provide such directors with an additional inducement to remain in the service of the Corporation with an increased incentive to work for its long-term success, and to establish an effective element of a reasonable directors’ compensation package.

II.	Definitions

The following terms shall have the meanings indicated below:

2.1	“Common Stock” shall mean the common stock, par value $1.00 per share, of the Corporation.

2.2	“Committee” shall mean the Director Affairs Committee of the Corporation or any successor committee that performs similar functions.

2.3	“Corporation” shall mean AmSouth Bancorporation.

2.4	“Business Day” shall mean any day on which the market used to determine the Fair Market Value of the Common Stock is open for trading.

2.5	“Fair Market Value” shall mean the closing price of the Common Stock on the New York Stock Exchange on the relevant date. If on the relevant date the Common Stock is not listed on the New York Stock Exchange, “Fair Market Value” shall mean the closing price of the Common Stock on the relevant date on the principal stock exchange on which the Common Stock is listed. If the Common Stock is not listed on any stock exchange on the relevant date, “Fair Market Value” shall mean the mean between the bid and asked price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System on the relevant date.

2.6	“Outside Director” shall mean any individual who on the relevant date is a member of the Board of Directors of the Corporation but is not an employee of the Corporation.

2.7	“Plan” shall mean the AmSouth Bancorporation Amended and Restated Stock Option Plan for Outside Directors, and all amendments thereto.

2.8	“HR Head” shall mean the head of the Human Resources Division of AmSouth Bank.

2.9	“Option” shall mean an option granted to an Outside Director pursuant to the Plan.

III.	Administration

3.1	The Committee. The Plan shall be administered by the Committee or by any other similar committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2	Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Corporation, and subject to the provisions herein, including Section 3.4, the Committee shall have full power to select Outside Directors who shall participate in the Plan; determine the terms and conditions of Options in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Outside Directors; establish, amend, or waive rules and regulations for the Plan’s administration as they apply to Outside Directors; and (subject to the provisions of Section 7.7 herein) amend the terms and conditions of any outstanding Options to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan, as the Plan applies to Outside Directors. As permitted by law, the Committee may delegate its authority.

3.3	Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee and the Board shall be final, conclusive and binding on all persons, including the Corporation, its stockholders, Outside Directors, and their estates and beneficiaries.

3.4	Source of Shares. The shares of Common Stock that may be issued upon the exercise of Options under the Plan shall be authorized and issued shares held in the Corporation’s treasury. The aggregate number of shares of Common Stock, which may be issued under the Plan, shall not exceed 1,400,000 shares, subject to adjustment pursuant to Section 7.6 hereof.

IV.	Grantings of Options

4.1	Grants. Subject to the terms and provisions of the Plan, Options may be granted to Outside Directors in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee. No grants may be made of any type of awards other than Options.

4.2	Stock Option Agreements. The grant of any Option shall be evidenced by a written “Stock Option Agreement” executed by the Corporation and the optionee. The Stock Option Agreement shall contain the number of shares of Common Stock that are subject to the Option evidenced thereby, other essential terms of the Option, and other terms that are not inconsistent with the requirements of this Plan.

V.	Terms of Options

5.1	Terms of Options. All Options shall have a term of ten years from the date of grant, subject to (i) earlier termination pursuant to Section 5.5 hereof, and (ii) specific limitations obtained in the terms of the Stock Option Agreement respecting such Option.

5.2	Exercise of Options. Options shall become exercisable in accordance with the terms of the Stock Option Agreement respecting such Option. However, all Options will have a minimum vesting period of one year from date of grant.

5.3	Exercise Price. The exercise price for all Options shall be the Fair Market Value of the Common Stock on the date the Option is granted.

5.4	Number of Shares. The number of shares underlying each Option shall be determined in accordance with the terms of the Stock Option Agreement respecting such Option. The number of shares subject to an Option shall be subject to adjustment in accordance with Section 7.6 hereof.

5.5	Forfeiture. Options shall be subject to such forfeiture provisions as are set forth in the Stock Option Agreement respecting such Option.

5.6	Repricing. Without prior approval of the shareholders of the Corporation entitled to vote thereon, no Options issued under the Plan will be repriced, replaced or regranted through cancellation, or by lowering the exercise price of a previously granted Option.

VI.	Exercise of Options

6.1	Notice of Exercise. An Option shall be exercised by delivery to the HR Head of a written notice of exercise in the form prescribed by the HR Head for use from time to time. Such notice of exercise shall indicate the number of shares as to which the Option is exercised and shall be accompanied by the full exercise price for the Options exercised.

6.2	Form of Payment. The exercise price may be paid (i) in cash or by check, (ii) in whole or in part, by surrender of shares of Common Stock, which shall be credited against the exercise price at their Fair Market Value on the date the Option is exercised, (iii) by combination of (i) and (ii), (iv) by “cashless exercise” in which a third party is authorized to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (v) by any other means that the Committee determines to be consistent with the Plan’s purpose and applicable law.

VII.	Miscellaneous

7.1	General Restriction. Each Option under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that any listing or registration of the shares of Common Stock, any consent or approval of any governmental body, or any other agreement, consent or action is necessary or desirable as a condition of the granting of an Option or issuance of Common Stock in satisfaction thereof, such grant or issuance may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee.

7.2	Non-Assignability. Except with the approval of the Committee, no Option under the Plan shall be assignable or transferable by the optionee, except by will or pursuant to applicable laws of descent and distribution. During the life of an optionee, an Option shall be exercisable only by such optionee.

7.3	Withholding Taxes. Whenever the Corporation issues or transfers shares of Common Stock under the Plan, the Corporation shall have the right to require the optionee to remit to the Corporation an amount sufficient to satisfy any federal, state, and local withholding tax requirements prior to the delivery of any certificate for such shares. An optionee may elect to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the total tax to be withheld. The amount to be withheld shall be determined by the HR Head based on applicable laws and regulations. All such elections shall be made in writing and shall be subject to any restrictions or limitations that the HR Head, in his or her sole discretion, deems appropriate.

7.4	No Right to Continued Service. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any optionee any right to continued service as a director of the Corporation or any subsidiary or affect any right of the Corporation or a subsidiary, acting through their Boards of Directors or otherwise, to terminate or otherwise affect the service of such optionee.

7.5	No Rights as Shareholders. Holders of Options under the Plan shall have no rights as shareholders of the Corporation resulting therefrom unless and until certificates for shares of Common Stock are registered in their names in satisfaction of a duly exercised Option.

7.6	Adjustments. In the event that the outstanding shares of Common Stock of the Corporation are changed in number, class or character by reason of any split-up, change of par value, stock dividend, combination or reclassification of shares, re-capitalization, merger, consolidation or other corporate change, or shall be changed in value by reason of any spin-off, dividend in partial liquidation or other special distribution, the Committee may make any changes it may deem equitable and appropriate in outstanding Options, and/or in the number of shares of Common Stock reserved for issuance under the Plan. For purposes of this Section 7.6, it is intended that, absent reasons to the contrary, adjustments to Options be consistent with any changes or lack of changes to other options on the Common Stock resulting from the same cause.

7.7	Amendments or Termination of Plan. The Board of Directors of the Corporation, or the Committee, may amend or terminate the Plan as it deems advisable; provided, however, no such amendment or termination may impair the rights of an optionee under an Option previously granted.

7.8	Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors of the Corporation or the Committee to amend or terminate the Plan at any time pursuant to Section 7.7 hereof, until all Options issued under the Plan have been exercised or expired. However, in no event may Options be granted under the Plan on or after April 15, 2014.

AMSOUTH BANCORPORATION

C/O PROXY SERVICES

PO. BOX9112

FARMINGDALE, NY 11735

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 1159 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date, Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage paid envelope we have provided or return it to AMSOUTH BANCORPORATION, C/O ADP, 51 Mercedes Way, Edgewood, NY 1’1717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

AMST01 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMSOUTH BANCORPORATION

The Board of Directors unanimously recommends a vote FOR Proposals 1, 2, 3, 4 and 5, and AGAINST Proposal 6.

DIRECTORS PROPOSALS -

DIRECTORS RECOMMEND A VOTE “FOR”

Election of Directors

Proposal 1 Nominees:

01) Claude B Nielsen

02) Cleophus Thomas, Jr

For Against Abstain

Proposal 2. Approval of Ernst & Young, LLP as independent auditors.

Proposal 3. Approval of the Employee Stock

Purchase Plan

Proposal 4. Approval of the Amended 1996 Long

Term Incentive Compression Plan.

Proposal 5. Approval of the Stock Option Plan for

Outside Directors

Yes No O

Please indicate if you plan to

HOUSEHOLDING ELECTION- Please indicate if you plan to attend this meeting consent to receive certain future investor communications in a single package per household

Signature [PLEASE SIGN WITHIN BOX] Date ~ ~

For All Wlthhold All For All Except To withhold authority to vote, mark “For all Except” and write the nominee’s number on the line below.

SHAREHOLDER PROPOSAL -

DIRECTORS RECOMMEND A VOTE “AGAINST”

For Against Abstain

Proposal 6. To approve the Shareholder Proposal relating to Political Contributions.

Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING

DELIVERY OF SHAREHOLDER DOCUMENTS

The Securities and Exchange Commission has adopted rules that permit companies to send a single copy of annual reports, proxy statements, prospectuses and other disclosure documents to two or more investors sharing the same address, subject to Certain conditions. The “householding” rules will provide greater convenience for investors and cost savings for companies by reducing the number of du plicate documents that investors receive.

Implementation and Consent

Unless we receive contrary instructions, if you have the same last name or are a member of the same family as any other investor who shares the same address, your household will receive only one copy of AmSouth’s annual report, proxy statement and other disclosure documents, a though you will receive a separate proxy card for each investor in the household.

Withholding Consent

If you wish to continue receiving separate annual reports and proxy statements for each household account, you must check the appropriate box on the reverse side of this proxy card.

Revoking and Duration of Consent

If you choose to revoke your consent to the householding program at a future date, you may do so by writing to Investor Relations, AmSouth Barcorporation, P.O. Box 11007, Birmingham, Alabama 35288. You may also call us at 205-581-7890 to revoke your consent. We will remove you from the householding program within 30 days of receipt of your revocation of your consent. If we do not receive instructions from you to discontinue householding, your proxy materials will continue to be ‘househeld” until we notify YOU otherwise. However, if at any time you would like a separate copy of the annual report or proxy statement, please write us at the address shown above, and we will deliver it promptly.

AmSouth encourages your participation in this program. It not only allows us:: to reduce costs, but is more environmentally friendly by reducing the unnecessary use of materials.

March, 2004

PROXY CARD

AMSOUTH BANCORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen A. Yoder, T. Kurt Miller and Carl L. Gorday. and each of them, proxies with full power of substitution, to vote all of the shares of common stock of AmSouth Barcorporation held of record by the undersigned at the Annual Meeting of Shareholders to be held on Thursday, April 15,2004, and at any adjournments thereof. This card also provides voting instructions for shares held in the AmSouth Bancorporation Thrift Plan and/or the AmSouth Bancorporation Direct Stock Purchase and Dividend Reinvestment Plan, and held of record by the trustee arld agent of such plans. If no directions are given, the proxies will vote for the election of all nominees, for Proposals 2, 3,4 and 5, and against Proposal 6. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors, if any nominee named herein becomes unable or unwilling to serve, and (ii) on any other matter that may properly come before the meeting.

Please sign exactly as name or names appear on this proxy, When signing as attorney, administrator, trustee, custodian, guardian 31 corporate officer, give full title. If more than one trustee, all should sign.

(continued, and to be signed, on other side)